UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12.

Ennis, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Ennis, Inc.

2441 Presidential Parkway

Midlothian, TX 76065

June 3, 2022

Dear Shareholders:

The board of directors and management cordially invite you to attend the Annual Meeting of Shareholders of Ennis, Inc. to be held at 10:00 a.m., local time, on Thursday, July 14, 2022, at the Midlothian Conference Center, One Community Circle, Midlothian, Texas 76065. The formal notice of the Annual Meeting and Proxy Statement are attached.

Ennis, Inc. has chosen to furnish its Proxy Statement and Annual Report to its shareholders over the internet, as allowed by the rules of the U.S. Securities and Exchange Commission. Rather than mailing paper copies, we believe that this e-proxy process will expedite shareholder receipt of the materials and lower Ennis’s expenses associated with this process. As a shareholder of Ennis, you are receiving by mail (or electronic mail) a Notice of Internet Availability of Proxy Materials (the “Notice”) which will instruct you on how to access and review the Proxy Statement and Annual Report over the internet. The Notice will also instruct you how to vote your shares over the internet. Shareholders who would like to receive a paper copy of our Proxy Statement and Annual Report, free of charge, should follow the instructions in the Notice. Shareholders who request paper copies will also receive a proxy card or voting instructions form to allow them to vote their shares by mail in addition to over the internet or by telephone.

It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, you may vote your shares by following the instructions in the Notice. If you submit your proxy and are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. See response to the question “How do I vote?” in the Proxy Statement for a more detailed description of voting procedures and the response to the question “Do I need an admission ticket to attend the Annual Meeting?” in the Proxy Statement for our procedures for admission to the meeting.

Sincerely,

Keith S. Walters	Vera Burnett
President, Chief Executive Officer and	Chief Financial Officer
Chairman of the Board

Ennis, Inc.

2441 Presidential Parkway

Midlothian, TX 76065

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, July 14, 2022

To our shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Ennis, Inc. will be held on Thursday, July 14, 2022 at 10:00 a.m., local time, at the Midlothian Conference Center located at One Community Circle, Midlothian, Texas 76065 (the “Annual Meeting”). At the Annual Meeting, we will ask you to vote on the following proposals:

• The election of three directors to serve for a three-year term or until their successors are duly elected and qualified;

• The ratification of the appointment of the Company’s independent registered public accounting firm; and

• The non-binding advisory approval of the Company's compensation of its named executive officers.

In their discretion, the proxies are authorized to vote, as described in the accompanying Proxy Statement, upon any other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on May 16, 2022 are entitled to receive notice of and to vote their shares at the Annual Meeting.

Ennis, Inc. is pleased to take advantage of the rules of the Securities and Exchange Commission that allow issuers to furnish proxy materials to their shareholders over the internet. Ennis, Inc. believes that this process allows us to provide you with the information you need while lowering the costs associated with the Annual Meeting. While you are cordially invited to attend the Annual Meeting in person, you may either vote in person at the Annual Meeting, or vote by proxy, which allows your shares to be voted at the Annual Meeting even if you are not able to attend. However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible.

By Order of the Board of Directors

Dan Gus
Corporate Secretary
Midlothian, Texas
June 3, 2022

ENNIS, INC.

2441 Presidential Parkway

Midlothian, Texas 76065

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To be held on July 14, 2022

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting of Shareholders of Ennis, Inc. (“Ennis,” the “Company”) will be held on Thursday, July 14, 2022, at 10:00 a.m. local time at the Midlothian Conference Center located at One Community Circle, Midlothian, Texas 76065 (the “Annual Meeting”). You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (the “Proxy Statement”).

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), Ennis has elected to provide access to its Proxy Statement and Annual Report, which we refer to as the proxy materials, over the internet or, upon your request, has delivered printed versions of the proxy materials to you by mail. The proxy materials are being provided in connection with Ennis’s solicitation of proxies for use at the Annual Meeting or at any adjournment or postponement thereof. Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about June 3, 2022 to its shareholders entitled to receive notice of and to vote at the meeting.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed set may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an on-going basis. Ennis encourages shareholders to take advantage of the availability of the proxy materials over the internet.

How can I access the proxy materials electronically?

The Notice will provide you with instructions regarding how to:

➣
View Ennis’s proxy materials for the Annual Meeting over the internet; and
➣
Instruct Ennis to send future proxy materials to you electronically or by email.

Ennis’s proxy materials are also available on Ennis’s website at www.ennis.com/investor_relations.

Choosing to receive future proxy materials by email will save Ennis the cost of printing and mailing documents to you thereby lowering the costs associated with the Annual Meeting. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is included in the proxy materials?

Ennis’s Annual Report on Form 10-K for the year ended February 28, 2022, as filed with the SEC on May 9, 2022 (the “Annual Report”), and this Proxy Statement.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

I may have received more than one Proxy Statement. Why?

If you received more than one Proxy Statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card/notice that you received.

How does the Board of Directors recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Company’s Board of Directors (the “Board”). The Board’s

recommendation can be found with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

FOR, the Board’s proposal to elect the nominated Directors;

FOR, the Board’s proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm; and

FOR, the non-binding advisory approval of the Company's compensation for our named executive officers.

What will occur at the Annual Meeting?

We will determine whether enough shareholders are present at the meeting to conduct business. Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of our Common Stock (“Common Stock”) as of May 16, 2022, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

All shareholders of record at the close of business on May 16, 2022, will be entitled to vote on matters presented at the meeting or any adjournment thereof. On May 16, 2022, there were 25,819,260 shares of our Common Stock issued and outstanding. The holders of a majority, or 12,909,631 of the shares, of our Common Stock entitled to vote at the meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice.

If a quorum of shareholders are present at the meeting to conduct business, then we will: i) vote to elect as members of our Board the following individuals for a three-year term: John R. Blind, Barbara T. Clemens and Michael J. Schaefer; ii) ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year ending February 28, 2023 (which we refer to as fiscal year 2023); iii) tabulate the non-binding advisory approval of the Company's compensation for our named executive officers; and iv) conduct any other business properly coming before the meeting.

After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. We have hired Computershare Investor Services, LLC (“Computershare”), our transfer agent, to count the votes represented by proxies cast by ballot. Employees of Computershare and our legal counsel will act as inspectors of election. It is also expected that the Board and management will participate in the solicitation of proxies, including through shareholder outreach regarding the proposals to be considered at the Annual Meeting and the Board’s recommendations regarding such proposals.

A representative of Grant Thornton LLP, our independent registered public accounting firm, is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

How many votes are necessary to elect the nominees for director?

When a quorum is present, directors will be elected by a majority of votes cast, unless the election is contested, in which case directors will be elected by a plurality of votes cast. An election will be contested if the number of nominees, as determined by the Board, exceeds the number of directors to be elected. A “majority of votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. The following will not be deemed votes cast: (i) a share otherwise present at the meeting but for which there is an abstention and (ii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. Brokers are not permitted to vote for the election of directors, unless you provide specific instructions to them by completing and returning the Voting Instruction Form or following the instructions provided to you by your broker for voting your shares by telephone or the internet. With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder entitled to vote (a) has the number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected and (b) may cast all such votes for one nominee or distribute such shareholder’s votes among the nominees as the shareholder chooses. The right to cumulate votes may not be exercised until a shareholder has given written notice of the shareholder’s intention to vote cumulatively to the Corporate Secretary on or before the day preceding the election. If any shareholder gives such written notice, then all shareholders entitled to vote or their proxies may cumulate their votes. Upon such written notice, the persons named in the accompanying form of proxy may cumulate their votes. As a result, the Board also is soliciting discretionary authority to cumulate votes.

How are votes counted for the election of directors?

In the election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the nominees. Abstentions will be counted for purposes of determining the presence or absence of a quorum only.

What happens if a director in an uncontested election does not receive a majority of votes cast for his or her election?

If a director in an uncontested election does not receive a majority of votes cast for his or her election, the director will, within ten business days of certification of election results, submit to the Board a letter of resignation for consideration by the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee will promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to such tendered resignation. The Board will determine whether to accept or reject such resignation or what other action should be taken within 90 days of the certification of election results.

What if a nominee is unwilling or unable to serve?

The persons nominated for election to our Board have agreed to stand for election. However, should a nominee become unable or unwilling to accept nomination or election, the proxies will be voted for the election of such other person as the Board may recommend. Our Board has no reason to believe that the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, the nominees intend to serve the entire term for which election is sought.

How many votes are necessary to ratify the selection of Grant Thornton LLP?

The ratification of the selection of Grant Thornton LLP, as our independent registered public accounting firm, requires the affirmative vote of the shareholders present or represented by proxy and representing a majority of votes entitled to be cast. Abstentions will have no effect as a vote. Brokers holding shares for beneficial owners have discretionary voting power to vote such shares in favor of this proposal, unless instructed otherwise. Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and the interests of the shareholders. The Audit Committee believes it is important for the Company’s registered public accounting firm to maintain their independence and objectivity. As such, from time-to-time the Audit Committee will contact other firms for consideration as the Company’s independent public accounting firm. This evaluation was performed most recently with respect to the audit for the fiscal year ended February 28, 2022 (which we refer to as fiscal year 2022). After consideration, the Audit Committee decided to continue to retain Grant Thornton as the Company’s independent public accounting firm.

How many votes are necessary for non-binding, advisory approval of the Company’s compensation of its named executive officers?

The affirmative vote of the majority of the shareholders present or represented by proxy entitled to cast votes will constitute non-binding advisory approval of the compensation of the Company’s named executive officers. Abstentions will have no effect as a vote. Brokers will not have discretionary voting power on this proposal and are not permitted to vote on this proposal, unless you provide specific instructions to them by completing and returning the Voting Instructions Form or following the instructions provided to you by your broker for voting your shares by telephone or the internet. As your vote is advisory, it will not be binding upon the Board. The Compensation Committee of our Board (the “Compensation Committee” or the “Committee”) and the Board will take the views of shareholders into account when considering future executive compensation arrangements.

In 2020, the Company did not receive a majority of votes entitled to be cast for this proposal (46% voted FOR). The Board believes the failure of the vote to pass was due largely to the recommendation of Institutional Shareholder Services (“ISS”), an outside proxy advisory firm, which advised the Company’s institutional shareholders to vote against the Company’s executive compensation program. In 2021, the Board proposed a new Long-Term Incentive Program that addressed the principal concerns raised by ISS in 2020. Both ISS and Glass Lewis responded favorably to the proposed changes and recommended that shareholders vote FOR the 2021 Long Term Incentive Plan and cast votes in favor of the 2021 Long Term Incentive Plan and the compensation of the Company’s named executive officers. Both the 2021 Long Term Incentive Plan and the Company’s executive compensation arrangements were approved by more than 95% of voted shares. For additional information, please see Proposal No. 3 – Non-Binding Advisory approval of the Company's compensation of its named executive officers.

What is the difference between holding shares of Ennis stock as a “shareholder of record” and as a “beneficial owner”?

Many of our shareholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between holding shares as a “shareholder of record” and holding shares as a “beneficial owner” in street name.

If your shares are registered directly in your name with our transfer agent, Computershare, you are the “shareholder of record” of the shares. If your shares are held in a brokerage account or by a bank or by another nominee, you are the “beneficial owner” of shares held in street name.

How do I vote?

You may vote using any of the following methods:

➣
By internet

If you are a shareholder of record, you will need the control number included on the Notice to access the proxy materials. Follow the instructions on the Notice to vote your shares electronically over the internet. If you are a beneficial owner of shares, you may vote your shares electronically over the internet by following the instructions sent to you by your broker, bank, or other holder of record.

➣
By mail

If you are a shareholder of record, request from us, by following the instructions on the Notice, printed copies of the proxy materials, which will include a proxy card. If you are a beneficial owner of shares, you may vote your shares by mail by following the instructions sent to you by your broker, bank, or other holder of record. Be sure to complete, sign, and date the proxy card or voting instruction form and return it in the prepaid envelope.

➣
By telephone

If you are a shareholder of record, you may vote your share telephonically by calling the toll-free number that is referenced in the proxy materials available over the internet or by mail. If you are a beneficial owner of shares, you may vote your shares telephonically by following the instructions sent to you by your broker, bank, or other holder of record.

➣
In person at the Annual Meeting

All shareholders of record may vote in person at the Annual Meeting. You can request a ballot at the meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to attend or vote at the Annual Meeting.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 1:00 a.m. central time on July 14, 2022. The availability of internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank, or other holder of record. We therefore recommend that you follow the voting instructions in the materials provided to you by your broker, bank or other holder of record. If you vote over the internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. or Canada, please use the internet or mail voting methods. Your vote is important.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

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Sending written notice to our Corporate Secretary at 2441 Presidential Parkway, Midlothian, Texas 76065;
➣
Timely delivering a valid, later-dated proxy or later-dated vote via the internet or telephone; or
➣
Voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

Will my shares be voted if I do not provide my proxy and do not attend the Annual Meeting?

If you do not provide a proxy or vote the shares held in your name, your shares will not be voted.

If you hold your shares through one of the Company’s employee benefit plans and do not vote your shares, your shares (along with all other shares in the plan for which votes are not cast) will be voted pro rata by the trustee in accordance with the votes directed by other participants in the plan who elect to act as a fiduciary entitled to direct the trustee of the applicable plan on how to vote the shares.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you sign and return a proxy card without giving specific instructions, the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the Annual Meeting (that is, which are not presented in this Proxy Statement), the proxy holders may use their discretion to determine how to vote your shares.

If you are a beneficial owner of shares and do not provide your broker, bank or other holder of record with specific voting instructions, then under the rules of the New York Stock Exchange (“NYSE”), your broker, bank, or other holder of record may only vote on matters for which it has discretionary voting power to vote. If your broker, bank, or other holder of record does not receive instructions from you on how to vote your shares and such holder does not have discretion to vote on the matter, then that holder will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares and your shares will not be voted on that matter.

How do I raise an issue for discussion or vote at the next Annual Meeting?

Under SEC rules, a shareholder who intends to present a proposal, including the nomination of directors, at the 2023 Annual Meeting and who wishes the proposal to be included in the Proxy Statement for that meeting must submit the proposal in writing to our Corporate Secretary. The proposal must be received no later than February 3, 2023, which is 120 days prior to the first anniversary of the date on which this Proxy Statement was first released to our shareholders in connection with the 2022 Annual Meeting. However, if the date of the 2023 Annual Meeting is changed by more than 30 days from July 14, 2023 (the one-year anniversary of our 2022 Annual Meeting), then the deadline for receipt of shareholder proposals will be a reasonable time before we print and send proxy materials for the 2023 Annual Meeting. Any such proposals must comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

All written proposals should be directed to Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, Texas 76065-0403.

The Nominating Committee is responsible for selecting and recommending director candidates to our Board, and will consider nominees recommended by shareholders pursuant to the Corporate Governance Guidelines set forth on the Company’s website (the “Corporate Governance Guidelines”). If you wish to have the Nominating Committee consider a nominee for director, pursuant to these guidelines you must send a written notice to the Company’s Corporate Secretary at the address provided above and include the information required by the charter of our Nominating Committee (the “Nominating Committee Charter”), as discussed in the section entitled Director Nomination Processes of this Proxy Statement.

Could other matters be decided at the Annual Meeting?

As of the date we began to deliver the Notice, we did not know of any matters to be brought before the Annual Meeting other than those described in this Proxy Statement.

If you vote your shares over the internet or by telephone or you sign and return a proxy card or voting instructions form, and other matters are properly presented at the Annual Meeting for consideration, the proxies appointed by the Board (the persons named in your proxy card) will have the discretion to vote on those matters for you. The proxies intend to vote in accordance with their best judgment in the interest of Ennis and its shareholders.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 5:00 p.m. central time, at our corporate headquarters at 2441 Presidential Parkway, Midlothian, Texas 76065 by contacting our Corporate Secretary.

Who will pay for the cost of this solicitation?

Our Board has sent you this Proxy Statement. Our directors, officers, and employees may solicit proxies by mail, by telephone, or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries that hold our Common Stock of record to forward solicitation materials to the beneficial owners of that Common Stock, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling, and mailing the proxy materials used in the solicitation of proxies.

Do I need an admission ticket to attend the Annual Meeting?

You will need an admission ticket or proof of stock ownership to enter the Annual Meeting. If you are a shareholder of record, your admission ticket is the Notice mailed (or sent electronically) to you or the admission ticket attached to your proxy card if you elected to receive a paper copy of the proxy materials. If you plan to attend the Annual Meeting, please bring it with you to the Annual Meeting.

If you are a beneficial owner of shares and you plan to attend the Annual Meeting, you must present proof of your ownership of Ennis Common Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting. Certain procedural rules pertaining to conduct at the meeting will be outlined by the Secretary of the Annual Meeting to allow shareholders to address questions to the appropriate person. If you have any questions about attending the meeting, please call investor relations at 972-775-9800 or toll-free at 800-752-5386.

Where can I find the voting results of the Annual Meeting?

We will announce the voting results at the Annual Meeting and will publish the vote count in a current report on Form 8-K. We will file that report with the SEC on or before July 20, 2022. This Form 8-K will be available without charge to shareholders upon written request to Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, Texas 76065-0403 or via the internet at www.ennis.com.

PROPOSAL NO. 1

APPROVAL OF ELECTION OF EACH OF THE THREE DIRECTOR NOMINEES

The number of directors who shall constitute the Board is currently set at nine, as set forth in the Company’s Articles of Incorporation and Bylaws. The Board consists of three classes serving staggered three-year terms as set forth in Article Five of the Articles of Incorporation. Directors for each class are elected at the Annual Meeting held in the year in which the term for their class expires. The staggered Board structure was approved by our shareholders at the June 13, 1983 Annual Meeting.

Our Board proposes the election of John R. Blind., Barbara T. Clemens, and Michael J. Schaefer as directors to hold office for a term of three years, expiring at the close of our Annual Meeting of Shareholders to be held in 2025 or until their successors are duly elected and qualified. It is the Board’s opinion that because of each candidates’ business experience and prior tenure as a director of the Company, each is sufficiently familiar with the Company and its business to competently direct the Company’s business affairs. Biographical information on each candidate is set forth in the Directors — Summary of Our Non-Employee Directors and Executive Officers sections of this Proxy Statement.

If any of the nominees become unavailable for election, which is not anticipated, the proxies will be voted for the election of such other person as the Board may recommend.

The Board recommends that shareholders vote “FOR” the nominees for director set forth above.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although SEC regulations and NYSE listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders and considers a proposal for shareholders to ratify such appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

Grant Thornton LLP has served as the Company’s independent registered public accounting firm for the fiscal years 2005 through 2022 and has reported on our financial statements during such time period. The Audit Committee has selected Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2023. The Board is asking shareholders to ratify this selection.

Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders. The Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firms because the Audit Committee believes it is important for the registered public accounting firm to maintain independence and objectivity. After considering all factors, the Audit Committee has determined that it is in the best interest of the Company and its shareholders to retain Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2023.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” the proposal to ratify the selection of the Company’s independent registered public accounting firm for fiscal year 2023.

PROPOSAL NO. 3

NON-BINDING ADVISORY APPROVAL OF THE COMPANY'S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, at the Annual Meeting, Ennis shareholders have the opportunity to vote on an advisory resolution, otherwise known as “say-on-pay,” to approve the compensation of Ennis’s named executive officers (“NEOs”), as described in the Executive Compensation section of this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements. The say-on-pay vote currently occurs each year, and the next vote will occur at the 2023 Annual Meeting.

In 2020, the Company did not receive a majority of votes entitled to be cast for this proposal (46% voted FOR). The Board believes the failure of the vote to pass was due largely to the recommendation of Institutional Shareholder Services (“ISS”), an outside proxy advisory firm, which advised the Company’s institutional shareholders to vote against the Company’s executive compensation program. In 2021, the Board proposed a new Long-Term Incentive Program that addressed the principal concerns raised by ISS in 2020. Both ISS and Glass Lewis responded favorably to the proposed changes and recommended that shareholders vote FOR the 2021 Long Term Incentive Plan and cast votes in favor of the 2021 Long Term Incentive Plan and the compensation of the Company’s named executive officers. Both the 2021 Long Term Incentive Plan and the Company’s executive compensation arrangements were approved by substantial majority votes.

Since last year’s annual shareholder meeting, there have been no material changes to the Company’s compensation arrangements for its named executive officers. However, there have been changes to the Company’s executive leadership since last year’s proxy statement. As previously reported, the Company’s former CFO, Richard Travis, retired in September 2020. In June of 2021, the Board appointed Vera Burnett as Chief Financial Officer to fill the vacancy created by Mr. Travis’s retirement. In December 2021, Michael Magill retired from his position as Executive Vice-President and Secretary. In June of 2021, the Board appointed Dan Gus as the Company’s general counsel. Upon Mr. Magill’s retirement, the Board appointed Mr. Gus to the position of Secretary and he has assumed much of the duties previously performed by Mr. Magill.

Our Compensation Committee is committed to creating an executive compensation program that enables us to retain and attract high-quality executives that have targeted incentives to build long-term value for our shareholders. The Company’s compensation package utilizes a mixture of cash and equity awards to align executive compensation with both short- and long-term performance. Under the New Long-Term Incentive Program, the use of earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a performance indicator rewards NEOs for focusing on growth in cash flow, which will allow us to maintain a strong and growing dividend stream to our shareholders. Additionally, achieving a strong return on equity (“ROE”) average during the performance period will indicate how well the Company is performing with the equity in place. Having those performance awards adjusted for relative total shareholder return (“TSR”) performance will provide a means of measuring the Company’s performance against our peer group. These programs reflect the Committee’s philosophy that executive compensation should reward superior performance and provide accountability for underperformance. The year over year goals in these measures increase by ten percent (10%) each year. Our Compensation Committee considers this to be aggressive. At the same time, we believe our programs do not encourage excessive risk-taking by our management team. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For these reasons, the Board requests that our shareholders provide the non-binding advisory approval of the Company’s executive compensation for our NEOs, as described in this Proxy Statement pursuant to the SEC disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables.

The Board recommends that you vote “FOR” the non-binding advisory approval of the Company's compensation of its named executive officers.

ENVIRONMENTAL DISCLOSURES

The Company’s commitment to responsible environmental stewardship is enshrined in our Standards of Business Conduct. Ennis respects the environment and protects our natural resources. We comply with all laws and regulations regarding the use and preservation of our land, air, and water. We are subject to various federal, state, and local environmental laws and regulations concerning, among other things, wastewater discharges, air emissions and solid waste disposal. Our manufacturing processes do not emit substantial foreign substances into the environment. We do not believe that our compliance with federal, state, or local statutes or regulations relating to the protection of the environment has any material effect upon capital expenditures, earnings or our competitive position. In the realm of eco-conscious and cost effective, the two disciplines are considered complimentary goals. Thus management will focus on providing processes which improve the environment and favorably impact our financial results.

Carbon & Climate

Today, the term “carbon footprint” is often used as shorthand for the amount of carbon (usually in tonnes) being emitted by an activity or organization. The carbon footprint is also an important component of the Ecological Footprint, since it is one competing demand for biologically productive space. Carbon emissions from burning fossil fuel accumulate in the atmosphere if there is not enough bio-capacity dedicated to absorb these emissions. The combination of all these forces—consumption, deforestation, agriculture and food, emissions—underscores more than ever the value of a comprehensive measure like the Ecological Footprint that takes into account all competing demands on the biosphere, including CO2 emissions and the capacity of our forests and oceans to absorb carbon. Obviously our Company’s 50 locations use energy to produce products, and energy to transport people and material to those plants. Our primary material is paper so deforestation is a critical concern as well as a critical goal for creating additional forests in the biosphere to absorb carbon. We deal with paper suppliers who are SFI, FSC and PEFC certified. They commit to sustainable recreation of forests for pulp supply.

Energy Efficiency Initiatives

Periodically, our plants engage with local energy suppliers to ask for recommendations on lowering energy usage. Participation in these energy audits generally results in replacing old lighting with more efficient LED lighting, which substantially lowers the amount of wattage to achieve a similar amount of lumens necessary for production. Our plants are increasingly relying on “presence” lighting systems that turn on and off as employees move through a facility, further reducing energy usage. Moreover, our energy audits have enabled us to save energy and money by identifying opportunities to convert to more energy efficient equipment in our operations. Our plant managers have learned that making more sustainable choices actually enhances the bottom line of their operations.

Fuel Efficiency

Another aspect of our business model which reduces carbon emissions is the reduction in transportation costs for our employees, as well as our customers. We have 80% of our facilities in small towns where the employees are less than 10 miles from the plant, and travel time is minimal. Our geographical dispersion reduces the amount of transportation time associated with delivering our products to our customers. We recognize that shipping our products to market creates economic impacts. Hence, we have partnered with a principal shipping vendor that shares our commitment to responsible and sustainable environmental stewardship. Our principal shipping vendor has set a goal to achieve carbon neutrality by 2050. By 2025, it aims to fuel 40% of its ground operations with alternate fuels and supply 25% of the electricity needs of its facilities from renewable sources.

GHG Emissions

A typical passenger vehicle emits about 4.6 metric tons of carbon dioxide per year (a Greenhouse Gas emission). This assumes the average gasoline vehicle on the road today has a fuel economy of about 22.0 miles per gallon and drives around 11,500 miles per year. Every gallon of gasoline burned creates about 8,887 grams of CO2. As noted above, 80% of our facilities are in small towns where the employees live within 10 miles of the facility. That would put our average employee traveling about 4600 miles per year of round-trip visits to the facility or 40% of the average. The reduction in employee miles driven due to the proximity of our plants to our employees reduces the “carbon footprint” of our operations by eliminating a substantial portion of the carbon discharge related to employee commuting.

Technology

Newer digital technology relies on less energy that older web-based presses due to shorter runs and ink jet technology. This allows the Company to expand its product capabilities into shorter run, variable imaging print in a more cost efficient manner. At the same time it is reducing our carbon footprint while improving our margins.

Natural Resource Stewardship

Water – The use of soy-based inks allows us to avoid more harmful cleaning solutions which are environmentally dangerous. We use those soy-based inks in approximately 80% of our products. We use environmentally friendly cleaning agents to insure that our waste water is not contaminated and does not require special disposal.

Land, Forests and Biodiversity – Our primary supplier of paper is vital to our business as they supply raw materials that are minimally altered during the production process. Our core partner is SFI, FSC and PEFC certified. The SFI Forest Management Standard covers key values such as protection of biodiversity, species at risk and wildlife habitat; sustainable harvest levels; protection of water quality; and prompt regeneration. FSC certification ensures that products come from responsibly managed forests that provide environmental, social and economic benefits. At PEFC, they care for forests globally and locally. They work to protect our forests by promoting sustainable forest management through certification. This means that can all benefit from the many products that forests provide now, while ensuring these forests will be around for generations to come. The Company’s primary material supplier insures that all of their supply chain materials are sourced with similar accredited suppliers allowing for more transparency and a more trustworthy supplier commitment to quality, safety and the protection of our natural resources. Ethical and responsible paper suppliers support sustainable forest management and reduce deforestation by enabling economically productive land use without deforestation. Whereas other agricultural uses may require deforestation for cultivation of food crops or grazing in order to generate economic returns, the paper industry provides landowners the opportunity to realize an economic return on their land through responsible harvesting and forest management that preserves forested land as a renewable resource that increases carbon absorption.

Waste Management and Mitigation

Manufacturing Waste – Our plants generally have programs in place for recycling waste materials that are generated in our manufacturing operations. The first priority is to reduce waste through prudent use of materials, but some degree of material waste in manufacturing is inevitable. In the past year, our plants have recycled more than 28 million pounds of waste materials, including paper, plastics, cardboards, metals, batteries and pallets.

Packaging Material – The Company works with its freight carriers to minimize the amount of packing material that goes into boxes along with the product. The Company uses biodegradable materials which can be recycled.

Electronic Waste – The Company recycles old computers and computer peripheral equipment through an external source.

Hazardous and Non-hazardous Waste - Additionally we use material safety sheets which outline which materials could be hazardous so as to minimize the use of more hazardous materials. Given the low and de minimis use of these our plants generally fit in the lowest category or reporting standards to various state and local environmental agencies. The Company ensures that we comply with state and Federal environmental laws including Proposition 65 in California and Conflict Materials compliance. Our plants are increasingly resorting to chemical free computer-to-plate technologies in the printing process. As noted above, our use of soy-based inks also reduces the need for harsh or hazardous chemical cleaning agents.

SOCIAL DISCLOSURES

Human Capital Management

Ennis, Inc. is a 113-year old print manufacturing and service company with 1,997 employees geographically dispersed in 55 facilities throughout the United States. The employees of Ennis, Inc. are the Company’s greatest asset. They are the foundation of the Company’s success and help the Company maintain a culture of caring for each other, acting with honesty and dedication to the success of our business. Each of our employees is responsible for the quality of their work product internally and externally. The Company has expanded over the years through a combination of organic growth and acquisitions. As of February 28, 2022, our workforce includes 1,751 non-exempt and 246 exempt employees. This past year our turnover rate was 18% due to an unexpected increase in retirements and resignations. With the exception of this year, average turnover averages between 5% and 8%. All of our employees are based in the U.S.

A Diverse Workforce

We have wide diversity within our facilities and follow the Equal Opportunity Act. Ennis promotes a cooperative and productive work environment by supporting the cultural and ethnic diversity of its workforce and is committed to providing equal employment opportunity to all qualified employees and applicants. We do not unlawfully discriminate on the basis of race, color, sex, sexual orientation, religion, national origin, marital status, age, disability, or veteran status in any personnel practice, including recruitment, hiring, training, promotion, and discipline. We are an Equal Opportunity Employer and we comply with all employment laws including Title VII of the Civil Rights Act of 1964, Immigration and Nationality Act, and the IRCA. We take allegations of harassment and unlawful discrimination seriously and address all such concerns that are raised regarding this policy. At Ennis, diversity begins with its Board of Directors. Our Board of directors is ethnically diverse with four (4) of our seven (7) Independent Directors representing two females, one Hispanic male and one African American male. This represents 58% of our Independent Directors. The past year, we experienced increased diversity at the executive and management levels of the Company as well as a female employee was appointed as Chief Financial Officer and an African American employee was appointed as the Company’s Director of Information Technology. The gender and ethnic makeup of the Company overall is as follows:

Ethnicity	Female	Male	%
African American	40	51	4.6%
Hispanic	50	89	6.9%
Asian	10	24	1.7%
American Indian	4	6	0.5%
Pacific Islander	—	1	0.1%
2 or More Races	11	10	1.0%
White	665	1,036	85.2%
Total	780 / 39.1%	1,217 / 60.9%	—
Total Minority	115 / 5.8%	181 / 9.1%	14.8%

The Company employs seventy-four (74) veterans which equals to 3.7% of the workforce. The key management of the Company includes 246 key employees. Eighty-three (83) of these key employees are female. The workforce is mature with average age of 51 and average service of 9.8 years. The majority of the workforce is very specialized as printing press operators, specialized finishing, customer service, sales, administrative staff and management. Approximately 9% of our workforce is unionized. The Company respects and has an excellent working relationship with the unions and members.

Each facility is operated as an independent business within the community of operations. The Corporate office staff provides assistance and support for operations. Most of our operations are one of the major employers within the community they are located. Our local payroll contributes substantially to these local communities.

Employee Compensation and Retention

The Company is committed to fair and competitive compensation of our employees. This is accomplished through our focused wage and salary administration and continued monitoring of industry, national and regional competitive dynamics. Ennis provides an industry leading compensation and benefits program for our employees. Facilities are focused on paying competitively within their communities and within our industry. The normal work week is 40 hours with overtime averaging 6%-10%. All non-exempt employees are paid 1-1/2 times for all overtime hours worked. The median annual compensation within our company is $52,249.

The Company’s employees receive an attractive offering of benefits including:

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Comprehensive health care for employee and dependents;
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Company pays an average of 75% of healthcare premiums;
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Employees are either eligible for a defined benefit or a match of up to $2,500 annually in 401(k) defined contribution plan;
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Service Awards;
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Seniority-based paid vacation;
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Paid holidays;
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Job training;
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Employee Assistance Plan;
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Comprehensive offering of voluntary benefits;
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Company paid life insurance;
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Company paid long-term disability insurance;
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Company paid short term disability insurance at several locations;
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Monthly safety meetings and training;
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Worker Compensation Benefits;
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Policy of promoting from within whenever possible;
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Merit based pay increases;
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Female and minority promotion and mentoring programs;
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Encouraged and supported community involvement by requesting employees and management participation in community service efforts and programs;
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Employee complaint process; and
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Company contributions and sponsorship of community activities.

Employee Health and Safety

Ennis, Inc. is committed to operating in a safe, secure and responsible manner for the benefit of its employees, customers and communities where we operate. Our extensive health and safety programs have been very effective in protecting our employees from sickness and accidents. Safety, cleanliness and housekeeping are a core focus of our operating management. The Company supports our management and employees through safety audits and inspections of our facilities. A comprehensive Health and Safety Policy is in place at all facilities and holds managers and employees accountable for its execution. Employee training is monitored and employee completion is verified.

Health and Safety during COVID-19 Pandemic

Our company was considered an essential business by the U.S. Postal Service and the printing industry was determined to be a critical supplier to the infrastructure sectors needed to remain open and was deemed to be critical to the economic health of the country. We did a risk assessment and after considering and implementing CDC recommendations at our facilities, we were able to keep the majority of our employees working and receiving pay. Our employees were and continue to be very diligent in following safety protocols. Fifteen (15) percent of our employees self-reported positive COVID-19 infections during the year. These infections were widely dispersed which allowed continued operations and employment. Our company has encouraged our workforce to get vaccinated and has paid the full cost for employee testing and vaccinations. We are very appreciative of our employees’ continued efforts and confidence.

Supply Chain Standards

Ennis vendors must adhere to the highest standards of ethical behavior and regulatory compliance and operate in the best interest of Ennis. Vendors are expected to provide high-quality services and products while maintaining flexibility and cost-effectiveness. All vendors can access and read the Ennis Code of Conduct on our website and, when appropriate, train their employees and representatives to ensure that they are aware of Ennis’ expectations regarding their behavior. Major or critical vendors (as determined by the Company) may be asked on a periodic basis to confirm in writing that they have read and understand the Ennis Code of Conduct and know of no circumstances that would be in violation thereof. We do not engage in any unethical or illegal conduct with any of our vendors. We do not allow our employees to accept incentives such as kickbacks or bribes in return for conducting business with them. Any such action from an employee, officer or director of an acquired company prior to such company being acquired by Ennis would no longer be tolerated. Any such action currently taking place by an employee, officer or director will result in immediate termination of their employment or membership to the Board.

Data Security and Privacy

Our business is built around providing products through information provided to us by our customers, and we treat that information with confidentiality and integrity. We are committed to creating a trustworthy environment for Internet users, and continually striving to protect their online privacy is at the core of this commitment. We have adopted privacy practices, developed technological solutions to empower individuals to help protect their online privacy, and continue to educate customers about how they can use these tools to manage their personally identifiable information while they use the Internet.

Ethical Marketing and Communication

We establish and maintain clear, honest, and open communications; listen carefully; and build our relationships on trust, respect, and mutual understanding. We are accountable and responsive to the needs of our customers, consumers, and partners and take our commitments to them seriously. Our advertising, sales, and promotional literature seeks to be truthful, accurate, and free from false claims. We provide our shareholders with timely and appropriate information subject only to competitive and legal constraints.

CORPORATE GOVERNANCE MATTERS

General

Our Corporate Governance Guidelines address the following matters, among others: director qualifications, director responsibilities, the role of the lead director, committees of the Board, director access to officers, employees and independent advisors, director compensation, Board performance evaluations, director orientation and continuing education, CEO evaluation, and succession planning. The Corporate Governance Guidelines also contain categorical standards, which are consistent with the standards set forth in the NYSE listing standards, to assist the Board in determining the independence of the Company’s directors. A copy of these guidelines is available free of charge upon written request to Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, Texas 76065-0403 or via the internet at www.ennis.com.

Board Size

As of May 31, 2022, our Board consists of nine members as provided in our bylaws.

The names of our current Board members, their professional experience and attributes are described in this Proxy Statement and in our Annual Report on Form 10-K.

Board Responsibilities

Our business is managed under the direction of the Board. The Board monitors management on behalf of the shareholders. Among the Board’s major responsibilities are:

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Selection, compensation, and evaluation of the executive officers and oversight of succession planning for the Company’s chief executive officer (the “Chief Executive Officer” or “CEO”);
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Assurance that processes are in place to promote compliance with law and high standards of business ethics;
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Oversight of Ennis’s strategic planning;
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Approval of all material transactions and financings;
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Understanding Ennis’ financial statements and other disclosures;
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Evaluating the process for producing accurate and complete reporting and changing where determined necessary;
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Using its experience to advise management on major issues facing Ennis; and
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Evaluating the performance of the Board and its committees and making appropriate changes where determined necessary.

Directors are expected to maintain a good attendance record and familiarize themselves with any materials distributed prior to each Board or committee meeting. All directors may place items on agendas for Board meetings. The chair of each committee (the “Chair” or “Chairman”) clears agendas for the meetings of their respective committee, and committee members may place items on the agenda.

As stated above, the Board is responsible for oversight of succession planning for the CEO. Given the age of executive management, the Board considered succession planning at various meetings over the past year. While there is no current plan for the CEO to retire, the lead director did appoint several Board members to author guidelines for a succession planning process. These guidelines have been approved by the Board and will be implemented if and should it become necessary.

Risk Oversight

The Board exercises oversight of the Company’s operational, financial, and strategic matters, as well as compliance and legal risk. The Board is responsible for assuring appropriate alignment of its leadership structure and oversight of management. Pursuant to delegated authority as permitted by the Company’s Bylaws, Corporate

Governance Guidelines, and committee charters, the Board’s three standing committees oversee certain risks. The Board considers broad risk factors in their executive sessions.

Criteria for Membership on the Board

When identifying director nominees, the Nominating Committee seeks director candidates with high personal and professional ethics, integrity and values. In addition, the Nominating Committee looks for nominees who have outstanding records of accomplishments in their chosen business or profession and are committed to representing the long-term interest of our shareholders. The Board seeks members reflecting a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, current or past involvement in our industry, and leadership sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests.

The Board has become increasingly diverse in its composition in recent years. Alex Quiroz, an Hispanic native of Mexico with prior experience in the printing industry, has been a Board member since 2003. In 2019, the shareholders elected the Company’s first female director, Barbara Clemens, who had extensive experience in the paper industry prior to joining the Board. Then, in 2020, the shareholders elected Aaron Carter, an executive with broad retail experience, as the first African American member of the Board. Then in 2021, Margaret Walters became the second female member of the Board when she was appointed on the recommendation of the Nominating and Corporate Governance Committee to fill the vacancy created by the retirement of Godfrey M. Long. The increasing racial and gender diversity of the Board has occurred organically as the Nominating and Corporate Governance Committee has sought to identify nominees who bring particular business skills and experience to the Board. A diverse board does not have to be engineered or contrived. Rather, in an increasingly diverse culture, the composition of the Board will mirror that diversity as we seek the best candidates based on skills and ability rather than gender or ethnicity. A diverse board is the natural result of identifying talent and ability without any gender or ethnic constraints. Thus, the Board will continue to reflect gender and ethnic diversity as we continue to seek out qualified candidates to fill vacancies on the Board as they occur.

The Company requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. Physical attendance is mandatory for all Board and committee meetings to constitute attendance pursuant to our Bylaws. The Director must also have the financial wherewithal to meet the stock ownership requirements of Directors. The Board does not have a formal tenure or retirement age policy. However, the Company has replaced six of its directors over the last six years, which resulted in the average age of our directors being reduced by six years, from 71 years old to 65 years old, and the average tenure of our directors being reduced from 12.7 years to 6.6 years. As such, the Nominating Committee believes that there is no need to have a formal tenure or retirement age policy at this time.

Board Leadership Structure, Board Meetings and Executive Sessions

The Board does not maintain a strict policy regarding the separation of the offices of Chairman of the Board and CEO. However, the Board does review its structure on an annual basis and firmly believes this is a matter that should be part of any succession planning process. We currently believe there is no benefit in separation of the two offices considering the open and effective relationship the Board enjoys with the incumbent CEO.

As set forth in our Corporate Governance Guidelines, the Chair of the Nominating Committee serves as our lead director, with such duties as set forth in those Guidelines. As current Chair of the Nominating Committee, John R. Blind currently serves as lead director. The duties of the lead director include the following:

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Make recommendations to the full Board regarding the structure of Board meetings and establish procedures to govern the Board’s work;
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Ensure adequate lead time for effective study and discussion of matters for consideration by the full Board;
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Identify guidelines for the conduct of directors;
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Work with the Nominating Committee to ensure proper committee structure, including assignments of members and committee chairs;
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Organize and present the agenda for special Board meetings based on input from directors;

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Place additional items on the future Board’s agenda in collaboration with CEO;
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Recommend additional appropriate materials to be provided to the directors;
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Recommend tasks to the appropriate committees and work with committee chairs to coordinate the schedule of committee meetings;
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Oversee annual evaluations of the Board as a whole and its committees with the help of the Nominating Committee; and
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Carry out other duties as requested by the CEO and Board as a whole, depending on need and circumstances.

The Board not only holds regular quarterly meetings but also holds other meetings each year to review the Company’s strategy, to approve its annual business plan and annual budget, and to act on the Company’s regulatory filings with the SEC. Special meetings of the Board have occurred in connection with unusual occurrences, such as the sale of a subsidiary or the purchase of a company. The Board also communicates informally with management on a regular basis.

Non-employee directors meet without management or employee directors present, at every regularly scheduled Board meeting. All Board committees may meet with the CEO as a guest, but are not required to do so. The CEO may be excused from any meeting at the request of the independent directors to allow the committee to speak candidly. The Company’s by-laws maintains that Company’s President and CEO cannot be a member of a committee and has no voting rights.

Committees of the Board

The Board has the following three standing committees that are comprised entirely of independent directors: the Audit Committee, the Compensation Committee and the Nominating Committee. Each committee meets in sessions on pre-determined dates and as needed.

Director Nomination Process

The Nominating Committee Charter allows shareholders to recommend to the Nominating Committee candidates for membership on the Board. To utilize this process and recommend a candidate for director using this process: (i) the shareholder must follow procedures set forth in the Nominating Committee Charter and (ii) the candidate must meet the qualification standards set forth in the Company’s Corporate Governance Guidelines.

Shareholders wishing to submit the name of a candidate for the Board must submit a resume of the candidate, proof of ownership of 3% or more of the Company’s stock, and that they have held such stock at a 3% or more level for more than three years from the date of their proposal and such other requirements as set forth in Rule 14a-11 of the Exchange Act. They must also consent to have their name disclosed in the Proxy Statement.

Candidates recommended by the Company’s shareholders are evaluated on the same basis as candidates recommended by the Company’s directors, CEO, other executive officers, third party search firms, or other sources and the Nominating Committee’s judgment is final as to the candidates submitted for election. The Nominating Committee will request and review the resume of any of the candidates based on the qualifications set forth in the Nominating Committee Charter and the Company’s Corporate Governance Guidelines. There can only be one shareholder nominee in our proxy statement for any given Annual Meeting.

Director Independence

Our Corporate Governance Guidelines provide that the Board must be composed of a majority of independent directors. “Independence” for these purposes means the director meets the independence requirements set forth in the Exchange Act, the rules adopted by the SEC thereunder and the corporate governance and other listing standards of the NYSE. The Board has reviewed the independence of our directors using these standards. Under rules adopted by the NYSE, no Board member qualifies as independent unless (i) the Board affirmatively determines that the director has no material relationship with us and (ii) the director is not disqualified from being independent as set forth therein. In evaluating each director’s independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation.

In its determination of independence, the Board reviewed and considered all relationships and transactions between each director, such director’s family members or any business, charity or other entity in which such director has an interest, on the one hand, and we, our affiliates, or our senior management has an interest, on the other. As a result of this review, the Board has determined that each non-employee director (other than Mr. Mozina and Ms. Walters) meets the standards regarding independence set forth in the Corporate Governance Guidelines of the Company, is in compliance with NYSE rules, and has no material relationship with the Company. The Board has determined that the current independent directors, which consist of Mr. Blind, Mr. Carter, Ms. Clemens, Mr. Quiroz, Mr. Priddy and Mr. Schaefer, constitute a majority of the Board. If all three 2022 nominees are elected, independent directors will continue to constitute a majority of the Board.

The two non-independent, non-employee directors are Gary Mozina and Margaret Walters. Mr. Mozina was elected by the unanimous consent of the directors to fill the Board position vacated due to the resignation of Mr. Magill from the Board in May 2019. Mr. Mozina was elected by the shareholders in 2020 for a three-year term ending in 2023. Mr. Mozina is the former owner of Integrated Print & Graphics (“IPG”), which the Company acquired in March 2019. Mr. Mozina’s knowledge of the print segment, both as a manufacturer and as a distributor with connections in the Chicago marketplace, was a critical factor in the Board’s determination that he should fill the seat vacated by Mr. Magill. Since there is a continuing sourcing agreement with Mr. Mozina’s distributorship involving IPG, and because the Company leases the existing IPG space from him, the Board determined that Mr. Mozina should not be classified as an independent director. However, Mr. Mozina’s has been instrumental in the Company’s efforts to identify and pursue important business opportunities in the Chicago market and he has been a very good advocate for the Company within the industry. For additional information, see Certain Relationships and Related Transactions and Director Independence, below. Despite the determination that Mr. Mozina is not an independent director, Mr. Mozina is not employed as an officer or otherwise by Ennis or any of its subsidiaries, which qualifies Mr. Mozina as a non-employee director for purposes of our policies applicable to non-employee directors.

Margaret Walters was appointed in September 2021 to fill the vacancy created by the retirement of Mr. Long. Due to her marriage to CEO Keith Walters, she is not classified as an independent director. Nevertheless, in the context of the Board’s succession planning, two critical factors in appointing Ms. Walters to the Board was to strengthen shareholder alignment and the continuity of the Company’s key industry relationships. For nearly 25 years, Ms. Walters has helped cultivate important relationships with suppliers, distributors, and other printing companies through her regular attendance at industry events and trade shows. Through the relationships she has established over the years, Ms. Walters has played an integral role in completing some of the Company’s most important acquisitions.

Director Access to Management and Independent Advisors

All directors are able to directly contact members of management, including, in the case of the Audit Committee, direct access to the head of internal audit. Broad management participation is encouraged in presentations to the Board, and executive management frequently meets with Board members on an individual basis. The Board and its committees are empowered to hire, at the Company’s expense, their own financial, legal, and other experts to assist them in addressing matters of importance to the Company.

Board Self-Evaluation

The Nominating Committee conducts a self-evaluation of the Board’s performance annually, which includes a review of the Board’s composition, responsibilities, leadership and committee structure, processes and effectiveness. The Nominating Committee of the Board conducts a similar self-evaluation with respect to each committee. In addition, each member of the Board is individually evaluated by each other member of the Board, on a periodic basis and annually upon reaching age 75 or when up for election.

Director Orientation and Education

Directors are provided with materials regarding Ennis upon their initial election to the Board. Other orientation procedures include meetings with senior executives of the Company in its major business units.

Non-Employee Director Compensation and Stock Ownership

The Nominating Committee reviews non-employee director compensation and benefits on an annual basis and makes recommendations to the Board regarding appropriate compensation for the Board’s approval. It is the Company’s policy that a portion of non-employee directors’ compensation should be equity-based. For details on the compensation currently provided to non-employee directors, please see the Director Compensation section of this Proxy Statement.

In 2011, a stock ownership policy for all non-employee directors was modified and adopted by the Board. This policy requires that all non-employee directors will maintain at all times a minimum ownership investment in our Common Stock equal to six times their annual retainer with additional ownership investment encouraged. A newly elected, non-employee director has five years to satisfy this minimum ownership investment. For additional information of non-employee director stock ownership, please see the Security Ownership of the Board of Directors and Executive Officers section of this Proxy Statement.

The Company also expects all directors to comply with all federal and state laws regarding trading in securities of the Company and disclosing material, non-public information regarding the Company. The Company has procedures in place to assist directors in complying with these laws including an Insider Trading Policy put into place in January of 2008, as modified from time to time, which prohibits officers and directors from hedging or pledging their securities or from engaging in short-term or speculative trade transactions in the Company’s securities.

Code of Business Conduct and Ethics

The Company has adopted a Standards of Professional Conduct for Officers, Employees, and Directors (“Standards of Professional Conduct”) designed to help directors and employees resolve ethical issues in an increasingly complex global business environment. Our Standards of Professional Conduct applies to all directors and employees, including the CEO, the CFO, and all other executive officers. Our Standards of Professional Conduct covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws, U.S. embargos and sanctions, compliance procedures, and employee complaint procedures. Our Standards of Professional Conduct is posted on our website under the “Corporate Governance” caption in the “Investor Relations” section. A copy of the Standards of Professional Conduct is available free of charge by contacting Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, TX 76065-0403.

Communication with the Board

The Board maintains a process for shareholders and interested parties to communicate with the Board. Shareholders and interested parties may e-mail, call, or write to the Board, as more fully described on the Company’s website under the “Corporate Governance” caption. Communications addressed to individual Board members and clearly marked as shareholder/interested parties communications will be forwarded by the Corporate Secretary unopened to the individual addressed. Any communications addressed to the Board and clearly marked as shareholder and interested parties communications will be forwarded unopened by the Corporate Secretary to the present chairman of the Nominating Committee, currently John R. Blind. The chairman of the Nominating Committee responds to shareholder inquiries in a prompt manner.

DIRECTORS

Term

The Company’s directors consist of three classes serving in staggered three-year terms. The creation of a staggered Board was approved by a supermajority of shareholders in 1983. Directors for each class are elected at the Annual Meeting of shareholders held in the year in which the term for their class expires.

Director Independence and Qualifications

As set forth in the Company’s Corporate Governance Guidelines, in selecting its slate of nominees for election to the Board, the Nominating Committee and the Board have evaluated, among other things, each nominee’s independence, satisfaction of regulatory requirements, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company, and with respect to incumbent directors, past performance on the Board. See the Corporate Governance Matters-Criteria for Membership on the Board section of this Proxy Statement.

The Board has determined that Mr. Blind, Ms. Clemens and Mr. Schaefer, the three director nominees at the 2022 Annual Meeting, have no material relationship with the Company, either directly or indirectly, and are “independent” within the meaning of the listing requirements of the NYSE and the Board’s Independence Criteria. In addition, the Board has determined that each director nominee is financially literate and possesses the high level of skill, experience, reputation, and commitment that is mandated by the Board. With the exception of Mr. Walters and Ms. Walters, there is no family relationship among any of our directors and executive officers.

Summary of Our Non-Employee Directors

The following table, listed in alphabetical order, sets forth the names of our current non-employee directors and the non-employee nominee for director, and their respective ages and positions with the Company.

Director's Name	Age	Director Since	Term Expires	Positions
John R. Blind	68	2016	2022	Director
Aaron Carter	51	2020	2023	Director
Barbara T. Clemens	63	2019	2022	Director
Gary S. Mozina	67	2019	2023	Director
Troy L. Priddy	70	2018	2024	Director
Alejandro Quiroz	69	2003	2024	Director
Michael J. Schaefer	71	2007	2022	Director
Margaret A. Walters	65	2021	2024	Director

Set forth below is a description of the backgrounds of our non-employee directors. The biographical information for Mr. Walters, our one employee director, can be found under the Executive Officers section of this Proxy Statement.

John R. Blind (nominee for re-election), retired. Mr. Blind served as Vice President of the Printing and Carbonless Division of the Specialty Papers Business Unit of Glatfelter, a specialty paper manufacturing corporation, from 2006 to 2014. Mr. Blind held various positions with Glatfelter during his 32-year career, the last 12 of which included participation in the Senior Executive Team of the corporation, during which time the company exhibited significant growth. Mr. Blind’s extensive experience in the manufacture and sale of printing, forms and specialty papers, coupled with his participation in business growth through acquisitions make him a valuable member of our Board and Chairman of our Nominating and Governance Committee.

Aaron Carter, Zone Director for Ross Stores, Inc. Ross Stores, Inc. (“Ross”) is the largest off-price apparel and home fashion chain in the United States. Mr. Carter has held several positions during his 14-year tenure with Ross, including Critical Field Leader, under which Mr. Carter led the operational team during Ross’s store openings in Chicago in 2011. Previously, from 1993 to 2007, Mr. Carter held several positions, including district manager from 2002 to 2007, at Wal-Mart Stores, Inc., the largest retailer in the world. From 2007 to 2010, Mr. Carter served at various times as a director, audit committee chairman, secretary/treasurer and member of the personnel committee at DeSoto Economic Development Corporation. From 2015 to present, Mr. Carter has served as a director for Boys and Girls Club of Greater Dallas. Mr. Carter graduated from the University of Dallas with a B.A. in Political Science, has an MBA with a concentration in leadership from Walden University, and is a trained executive/leadership/life coach. Mr. Carter’s extensive 29-year retail career within public companies in key operational positions, his board experience with for- and non-profit entities, and his expertise in succession planning and strategic/sustainability planning, makes him an excellent choice for director.

Barbara T. Clemens (nominee for re-election), retired. Ms. Clemens was Vice President of Sales & Customer Service for Boise Paper, a division of Packaging Corporation of America that is headquartered in Lake Forest, Illinois, from 2016 to 2019. Boise Paper manufactures a full line of office papers including copy, multipurpose, inkjet, laser and colors as well as printing and converting papers. From 2011 to 2015, Ms. Clemens served as Boise Paper’s Director, Supply Chain. Prior to that, she held numerous positions with Boise Paper including sales, manufacturing, marketing, supply chain and general management. She has served in the paper industry for over thirty years and is very familiar with the Company’s customer base and the print industry as a whole. She is familiar with printing, converting, pressure sensitive, office papers and packaging markets and market dynamics, as well as many of the Ennis locations. She graduated from Texas A&M University with a B.S. in Civil Engineering and has an M.B.A. from the University of California, Los Angeles. Ms. Clemens’ experience in the industry, combined with her familiarity with our products and customer base and her deep understanding of manufacturing fundamentals, make her an excellent choice for director.

Gary S. Mozina, Chief Executive Officer of Stevenson Holdings, Inc. Mr. Mozina is the current Chief Executive Officer of Stevenson Holdings, Inc., a holding company that also does digital printing and mailing under the d/b/a Superior Copies, and which is located in Chicago, Illinois. Previously, Mr. Mozina served as the Chief Executive Officer of Integrated Print and Graphics (“IPG”) until March 16, 2019, when the assets of IPG were acquired by the Company. He held a variety of positions during his 48-year tenure with IPG and was instrumental in developing IPG’s business prior to its acquisition by the Company. Mr. Mozina has an extensive background in manufacturing and sales and has also been responsible for the design and construction of multiple facilities used for manufacturing and warehousing. Since 2003, through his service at IPG, Mr. Mozina has overseen acquisitions of 16 sales and manufacturing organizations. The Board believes that Mr. Mozina, with over four decades of experience in the print industry, has the knowledge and experience that make him a valuable member of the Board.

Troy L. Priddy, President of Troy Priddy Custom Homes. Based in Midlothian, Texas, Mr. Priddy builds custom homes all over the Dallas-Fort Worth Metroplex. Since 1983, Mr. Priddy has been successful in the home building industry, which has it peaks and valleys through every boom and recession which has occurred over the past thirty years in Texas. During nearly 40 years of building, he has served two terms as President of the Greater Southwest Homebuilders Association and was on the Board of Directors for the Dallas Homebuilders Association and the Certified Master Builders of Tarrant County. As President and a board member of these two prestigious organizations, he developed relationships with the Dallas and Tarrant County municipal agencies as well as the mayors, city council, and various city and county officials in Ellis County. Mr. Priddy was also a member of the Midlothian Economic Development Advisory Board which allowed him to establish close connections with local governmental officials in the city where the Company is headquartered. During his business career he developed extensive experience in real estate financings, engineering and directing subcontractors through numerous locations to produce custom homes in a timely and efficient manner. As such he developed relationships with an extensive network of local governmental officials for permits and approvals in the process of building and selling homes in the geographic area. With deep roots in the Ellis County area of Texas, Mr. Priddy is well known throughout the Dallas-Fort Worth Metroplex for the quality and integrity he exhibits in his business dealings.

Alejandro Quiroz, entrepreneur. Mr. Quiroz is involved in investments in printing and commercial real estate companies in both the United States and Mexico. Mr. Quiroz, currently a resident of the United States, has been a founder and shareholder of, and an advisor to, different print companies for more than thirty years. He was crucial in putting together a group of investors to form the Leader Graphics Arts Group in Mexico. Mr. Quiroz has also been involved in the commercial real estate market in the United States as an investor in different partnerships. Mr. Quiroz is the Chairman of the Compensation Committee. He was a founder and Chairman of the Mexican Franchise Association in Mexico and was a founder and Chairman of the Mexican Entrepreneurs Association in the United States. He has participated as an independent director of Medica Sur in Mexico since 2015. Medica Sur is a public company that, since 2013, is the first hospital and health services supplier outside the United States to be part of the Mayo Clinic network. Mr. Quiroz’s extensive experience in running businesses in both the United States and Mexico provides him with a strong insight into cross border, legal and cultural challenges facing United States companies doing business in Mexico, and vice-versa. His skills and expertise make him an appropriate and valuable member of our Board and Chairman of our Compensation Committee.

Michael J. Schaefer (nominee for re-election), retired. Former Executive Vice President, Chief Financial Officer and Treasurer of Methodist Health System, Dallas, TX (“Methodist”). Methodist owns and operates acute care hospitals and associated services in the Dallas metropolitan area. Mr. Schaefer served as CFO of Methodist since 1982 until his retirement December, 2018. He joined Methodist in 1979. Methodist is not a parent, subsidiary or other affiliate of the Company. Prior to Methodist, Mr. Schaefer was an audit supervisor with the public accounting firm of Ernst & Ernst (now Ernst & Young), where he worked from 1972 to 1979. He is a member of the American Institute of Certified Public Accountants. Mr. Schaefer is not a director of any other public company or U.S. registered investment company. Mr. Schaefer is a Board member of the Senior Source, a not-for-profit organization serving senior citizens in the Greater Dallas area. Mr. Schaefer is the Chairman of the Audit Committee. Mr. Schaefer’s extensive experience as a chief financial officer, and his public company audit experience with Ernst & Young, provide him with a strong insight, particularly with regard to accounting, corporate finance, internal/financial control environments and financial and system risks matters, which makes him an appropriate and valuable member of our Board and Chairman of our Audit Committee.

Margaret A. Walters, retired. Ms. Walters has had an important, though informal, role with the Company since her husband, Keith Walters, was appointed as CEO in 1997. As a trained educator with expertise in curriculum development, Ms. Walters was instrumental in helping craft the standard cost training curriculum and tools that are used in the acquisition and integration of new manufacturing plants and the training of plant managers, which has been a significant contribution to the Company’s ability to consistently maintain its healthy operating margins. For nearly 25 years, Ms. Walters has helped cultivate important relationships with suppliers, distributors, and other printing companies through her regular attendance at industry events and trade shows. Through the relationships she has established over the years, Ms. Walters has played an integral role in completing some of the Company’s most important acquisitions. Given her substantial understanding of the Company’s culture and operating practices as well as the goodwill she has developed with many in the printing industry, was appointed to the Board in September 2021 to fill a vacancy created by a retiring board member.

Attendance

During fiscal year 2022, the Board met four times. No incumbent directors attended fewer than 75% of the total number of meetings of the Board and the committees of which he or she was a member. In addition, our directors are encouraged and expected to attend the Annual Meetings of the Company’s shareholders. All of the directors attended the 2021 Annual Meeting.

Committee Membership

The Company currently has three standing committees of the Board: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Nominating Committee. Each committee currently is comprised of three non-employee directors, all of whom are considered independent under NYSE listing standards, the Board’s Independence Criteria and our Corporate Governance Guidelines. The independent directors meet regularly in executive session without management. The charters for these committees can be found on the Company’s website at www.ennis.com under the “Corporate Governance” caption in the “Investor Relations” section. A copy of these charters is available free of charge by contacting Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, TX 76065-0403.

The following table details the membership of each of our committees as of February 28, 2022, and the number of times during the year each of these committees met.

Nominating
and Corporate
Director's Name	Audit	Compensation	Governance
Number of meetings held during fiscal year end February 28, 2022	4	2	2
Non-Employee Independent Directors
John R. Blind		X	C
Aaron Carter	X		X
Barbara T. Clemens	X	X
Gary S. Mozina
Troy L. Priddy			X
Alejandro Quiroz		C
Michael J. Schaefer	C
Margaret A. Walters

C Committee Chairman

X Committee Member

Audit Committee

During fiscal year 2022, the Audit Committee met four times. The Audit Committee performs the following functions: (i) discusses with management, the independent auditors, and the internal auditors the integrity of our accounting policies, internal controls, corporate governance, financial statements, financial reporting practices, and significant corporate risk exposures, and steps management has taken to monitor, control, and report such exposures; (ii) monitors the qualifications, independence, and performance of our independent auditors and internal auditors; (iii) monitors our overall direction and compliance with legal and regulatory requirements and corporate governance, including our Standards of Professional Conduct; and (iv) maintains open and direct lines of communication with our Board, management, internal auditors and independent auditors. The Chairman, Mr. Schaefer, is an “audit committee financial expert” as defined by the SEC.

Compensation Committee

During fiscal year 2022, the Compensation Committee met two times. The Compensation Committee oversees and administers our executive compensation policies, plans, and practices and assists the Board in discharging its responsibilities relating to the fair and competitive compensation of our executives and other key employees. In particular, the Compensation Committee is charged with assisting the Board in: (i) assessing whether the various compensation programs of the Company are designed to attract, motivate, and retain the senior management necessary for the Company to deliver consistently superior results and are performance-based, market-driven, and shareholder-aligned; (ii) overseeing specific incentive compensation plans adopted by the Company, with the approval of this committee, included stock plans, supplemental executive retirement plans, and short-term and long-term incentive compensation plans for members of senior management of the Company; (iii) assessing the effectiveness of succession planning relative to senior management of the Company; (iv) approving, reviewing and overseeing of benefit plans of the Company; (v) overseeing the performance and compensation of the CEO and the other members of the Company’s senior management team; (vi) producing all reports that the SEC rules require be included in the Company’s annual Proxy Statement; and (vii) assessing compensation programs for material risks to the health of the Company. It is the sole responsibility of the Compensation Committee to assist the Board in these functions, and the authority of the Compensation Committee may not be delegated. For further information regarding the Compensation Committee’s role in determining executive compensation, please see Compensation — Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee

During fiscal year 2022, the Nominating Committee met two times. The Nominating Committee identifies, investigates, and recommends to the Board director candidates, with the goal of creating balance of knowledge, experience, and diversity. Generally, the committee identifies candidates through the personal, business and organizational contacts of the directors and management. Potential directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the Company’s shareholders. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company’s businesses. It is the Board’s policy that at all times at least a majority of its members meet the standards of independence promulgated by the NYSE and the SEC and as set forth in the Company’s Corporate Governance Guidelines, and that all members reflect a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, and leadership sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including personally attending all Board and applicable committee meetings. The Chair of the Nominating Committee also holds the position of lead director.

While the Nominating Committee has no stand-alone diversity policy, the committee considers diversity of viewpoints, background, experience, accomplishments, education, and skills when evaluating potential nominees to the Board. The Board believes that diversity, including gender diversity, provides varied perspectives and fosters active and constructive dialogue among Board members and between the Board and management and result in more effective oversight of management’s formulation and implementation of strategic initiatives. In determining whether an incumbent director should stand for re-election, the committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation, and candor, as well as the individual’s satisfaction of the criteria for nomination of directors as set forth in our Corporate Governance Guidelines and other matters determined by the Board. Since 2003, the Board has had a Hispanic representative, Mr. Quiroz, and the Company elected two female directors, Ms. Clemens, at the 2019 Annual Meeting and Ms. Walters at the September 2021 Board meeting. Mr. Carter was elected at the 2020 Annual Meeting and is an African American Board member. The services of Mr. Quiroz, Ms. Clemens, Ms. Walters and Mr. Carter on the Board are consistent with the Board’s diversity objectives. The Board believes Mr. Quiroz, Ms. Clemens, Ms. Walters and Mr. Carter not only meet the qualifications applicable to all Board members, but also bring new perspectives, opinions and experiences to the Board that promote balanced and thoughtful Board deliberations, resulting in improved corporate governance.

While the Board does not have a formal tenure or retirement age policy, with the election of Mr. Carter last year, the Company has replaced 6 of its directors over the last six years. This has resulted in the average age of our directors being reduced by 5 years, from 71 years to 66 years, and the average tenure being reduced by 6.1 years, from 12.7 years to 6.6 years. As such, the Nominating Committee believes that there is no need to have a formal tenure or retirement age policy at this time.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee for fiscal year 2022 consisted of Mr. Blind, Ms. Clemens and Mr. Quiroz. All of the members of the Compensation Committee are non-employee directors of the Company and are not former officers of the Company. During fiscal year 2022, no executive officer of the Company served as a member of the board or compensation committee of a corporation whose executive officers served on the Board or Compensation Committee of Ennis. All of the non-employee Board members, except Mr. Mozina and Ms. Walters, meet the criteria for independence as set forth in the Board’s Independence Criteria established in April of 2015. For additional information on Mr. Mozina’s relationships with the Company, see “Certain Relationships and Related Transactions and Director Independence” on page 51 of this Proxy Statement.

EXECUTIVE OFFICERS

The following table, listed in alphabetical order, sets forth the names of our current executive officers and their respective ages and positions with the Company. For those executive officers on our Board, it indicates the date they became a Board member and when their current term expires. With the exception of Mr. Walters and Ms. Walters, there is no family relationship among any of our directors and executive officers.

		On
		Board	Term
Executive's Name	Age	Since	Expires	Positions
Vera Burnett	60	-	-	CFO and Treasurer
Ronald M. Graham	74	-	-	Vice President - Administration
Dan Gus	51	-	-	General Counsel and Corporate Secretary
Keith S. Walters	72	1997	2023	Chairman of the Board, CEO, President and Director

Set forth below is a description of the backgrounds of our current executive officers.

Vera Burnett, CFO and Treasurer. Ms. Burnett joined the Company in February 1997 and has served as the Company’s accounting manager since June 1997. In September 2020, Ms. Burnett was appointed as Chief Financial Officer and Treasurer on an interim basis before full appointment to those positions in June 2021. Ms. Burnett has a Bachelor of Business Administration Degree in Accounting from the University of Texas at Arlington. She also holds designations as a Certified Public Accountant (CPA) and Chartered Global Management Accountant. Ms. Burnett’s professional affiliations include the American Institute of CPAs and the Texas Society of CPAs. Prior to joining the Company, Ms. Burnett was Controller of Styro-Fab of Texas, Inc., a manufacturer of products for the floral and craft industry, from June 1989 to February 1997. Prior to that time, she had 7 years of experience in audit and tax with public accounting firms Arthur White & Company in Dallas, Texas, Spicer & Oppenheim, a national certified public accounting and consulting firm, and Messina and Millner, CPAs.

Ronald M. Graham, Vice President - Administration. Mr. Graham joined the Company in January 1998 as Director of Human Resources and subsequently was elected to Vice President - Administration and Officer in June 1998. Mr. Graham served as a director from 1998-1999 by appointment and was elected and served as director from June 2003 until June 2008. Prior to joining the Company, Mr. Graham was with E.V. International, Inc. (formerly Mark IV Industries, Inc.), an electronics manufacturing company, for 17 years as Director Employee Relations and Vice President - Administration. Prior to that time, Mr. Graham was with Sheller-Globe Corporation, an automotive manufacturing company, for three years as Director of Labor Relations. Mr. Graham has primarily been responsible for managing the human resource functions and related administration including benefit plans, organizational planning, insurance, labor relations, and payroll.

Dan Gus, General Counsel and Secretary. Mr. Gus joined the Company in June 2021 as General Counsel and Assistant Secretary and appointed as Secretary January 4, 2022. Mr. Gus is a 1995 graduate of Boise State University, with a B.A. in Political Science. Mr. Gus received his juris doctorate degree from Boston College Law School from which he graduated in 1998. Mr. Gus is a member of the Texas Bar Association, and is admitted to practice in front of the U.S. District Court for the Northern & Eastern Districts of Texas as well as the Fifth Circuit Court of Appeals. In 2012, Mr. Gus launched his own firm headquartered in Waxahachie, Texas. For the past seven years, Mr. Gus has served as president of Gus & Gilbert Law Firm. Previously, he joined what is now the Locke Lord law firm; served as legal counsel and controller at Q Investments, a Fort Worth hedge fund; and as a partner at Walker & Sewell, LLP.

Keith S. Walters, Chairman of the Board, CEO and President. Mr. Walters joined the Company in August 1997 as Vice President of Commercial Printing Operations, successfully anchoring the Company’s spot in the commercial printing market. In November 1997, he was appointed Chief Executive Officer (CEO). His role with the Company then expanded to include the titles of Chairman of the Board and President. Since then, under Mr. Walters’ leadership, the Company has become the largest wholesale printer in the nation with one of the most robust collections of product lines in the industry. During his more than 25 years as CEO, Mr. Walters has overseen 36 acquisitions. This includes the addition of 40 brands under the Ennis umbrella, resulting in the strategic diversification of the Company beyond traditional business forms to become a nationwide provider of print solutions. Mr. Walters also led the company-wide rollout of a new ERP system, which has dramatically improved the Company’s ability to design systems that accurately determine costs while efficiently and profitably producing their extensive product line. The ERP system is implemented into each acquisition giving management valuable information that has not been available in their legacy systems. These systems have directly affected the speed at which new acquisitions are showing positive returns to the

Company. Mr. Walters’ ability to think outside the box has earned Ennis numerous accolades within and outside of the printing industry. One noteworthy example is Forbes Magazine’s “Top 200 Small Businesses” list, in which Ennis is the only wholesale printer named and Ennis reached this list for five consecutive years until sales growth exceeded eligibility for the Small Business Category. Ennis has also firmly established its place at the top with its #1 ranking on Print+Promo’s “Top 50 Suppliers” list, as well as PSDA’s “Top 50 Member Trade Printers” list for more than a decade. Mr. Walters has been named on ASI’s “Counselor Power 50,” which ranks the most influential executives in the ad specialty industry, for several years in a row. Mr. Walters served the industry on the PSDA Board from November 2002 to October 2007, as well as the IBFI Board before the two merged. During his tenure, he helped transition and strengthen the associations by pushing for enforcement of the existing by-laws and merging the PERF Trust with the PSDA Board. Mr. Walters’ ongoing efforts over the past two decades have helped bring about positive change to organizations that were in need of strategic plans. Prior to joining the Company, from 1989 to 1997, Mr. Walters was with Atlas/Soundolier, a division of American Trading and Production Company, a manufacturer of electronic sound and warning systems as Vice President of Manufacturing. For the 15 years prior to serving at Atlas/Soundolier, Mr. Walters worked in manufacturing and operations with the Automotive Division of United Technologies Corporation, an automotive parts and manufacturing company. Mr. Walters' extensive career in the print industry, his successful leadership as Ennis’s CEO, and his board experience make him an excellent choice to continue to serve as an officer and director.

SECURITY OWNERSHIP

Security Ownership of the Board of Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of Common Stock as of May 16, 2022, for Common Stock beneficially owned by each director, each named executive officer, and all directors and executive officers as a group:

The percentages of shares outstanding provided in the table are based on voting shares outstanding as of May 16, 2022. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of May 16, 2022, are considered outstanding for the purpose of calculating the percentage of our outstanding shares of Common Stock held by the individual, but not for the purpose of calculating the percentage of our outstanding shares held by any other individual. In addition, the following shares have not been pledged by the respective officers or directors, unless otherwise stated in the footnotes following the table. The pledging or margining of the Company securities by an officer or director of the Company is strictly prohibited by the Company’s Insider Trading Policy. The address of our directors and executive officers listed below is c/o Ennis, Inc., 2441 Presidential Parkway, Midlothian, Texas 76065.

							Percentage
				Vested (1)			of
		Shares Owned		Stock	Option		Outstanding
Name/Group		Direct	Indirect	Awards	Awards	Total	Shares

John R. Blind		13,099	-	-	-	13,099	*
Vera Burnett		2,500	-	-	-	2,500	*
Aaron Carter		2,159	-	-	-	2,159	*
Barbara T. Clemens		7,805	-	-	-	7,805	*
Ronald M. Graham		108,781	-	-	-	108,781	*
Dan Gus		-	-	-	-	-	*
Michael D. Magill	(2)	132,159	-	-	-	132,159	*
Gary S. Mozina		4,805	-	-	-	4,805	*
Troy L. Priddy		7,290	-	-	-	7,290	*
Alejandro Quiroz		29,360	-	-	-	29,360	*
Michael J. Schaefer		49,262	-	-	-	49,262	*
Keith S. Walters	(3)	393,154	-	-	-	393,154	1.5%
Margaret A. Walters	(4)	393,154	-	-	-	393,154	1.5%

All directors and officers, as a group (13 individuals)		750,374	-	-	-	750,374	2.9%

* Denotes ownership of less than 1%

(1) Amounts include those awards that would vest within 60 days of May 16, 2022.

(2) Mr. Magill retired from his executive office with the Company as of December 31, 2021.

(3) Shares owned as community property with spouse, Margaret A. Walters, Director of Ennis, Inc.

(4) Shares owned as community property with spouse, Keith S. Walters, Chairman, President and CEO of Ennis, Inc.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding all of the persons known by us to own, in their name or beneficially, 5% or more of our outstanding Common Stock as of May 16, 2022.

			Percent of
			Combined
Name and Address		Number	Voting
of Beneficial Owner	Class	of Shares	Power (1)
BlackRock Inc. (2) 55 East 52nd Street New York, NY 10055	Common	2,112,779	8.1%

Dimensional Fund Advisors, LP (3) 6300 Bee Cave Road, Building One Austin, TX 78746	Common	1,987,496	7.6%

Renaissance Technologies LLC (4) 800 Third Avenue New York, NY 10022	Common	1,867,849	7.2%

The Vanguard Group (5) 100 Vanguard Boulevard Malvern, PA 19355	Common	1,787,749	6.8%

Allspring Global Investments Holdings, LLC (6) 525 Market St, 10th Fl San Francisco, CA 94105	Common	1,699,094	6.5%

(1)
Calculated based on number of voting shares outstanding as of May 16, 2022.
(2)
This information is based on a Schedule 13G/A filed pursuant to Rule 13d-1(b) with the SEC by BlackRock Inc. on January 31, 2022.
(3)
This information is based on a Schedule 13G/A filed pursuant to Rule 13d-1(b) with the SEC by Dimensional Fund Advisors, LP on February 14, 2022.
(4)
This information is based on a Schedule 13G filed pursuant to Rule 13d-1(b) with the SEC by Renaissance Technologies LLC on February 11, 2022.
(5)
This information is based on a Schedule 13G/A filed pursuant to Rule 13d-1(b) with the SEC by The Vanguard Group on February 9, 2022.
(6)
This information is based on a Schedule 13G filed pursuant to Rule 13d-1(b) with the SEC by Allspring Global Investments Holdings, LLC on January 15, 2022.

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting functions and internal control systems. The Audit Committee is currently composed of three non-employee directors. The Board has determined that the members of the Audit Committee satisfy the requirements of the NYSE as to independence, financial literacy, and expertise. The Board has determined that at least one member, Michael J. Schaefer, is an audit committee financial expert as defined by the SEC. The responsibilities of the Audit Committee are as set forth in the written charter adopted by the Board and last reviewed on June 21, 2021. One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of the Company’s financial statements. To assist it in fulfilling its oversight, the committee regularly meets separately with the internal auditor, the independent auditors, and management. The following report summarizes certain of the committee’s activities in this regard during the fiscal year ended February 28, 2022.

Independent Auditors and Internal Audit Matters

The Audit Committee has discussed with the Company’s independent auditors their plan for the audit of the Company’s annual consolidated financial statements, including the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. During fiscal year 2022, the Audit Committee met regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors the auditors’ independence from the Company and its management. In determining that the auditors are independent, the committee also considered whether the provision of any of the non-audit services described in Independent Auditor’s Services and Fees section of this Proxy Statement is compatible with maintaining their independence. The Audit Committee has also appointed Grant Thornton LLP as the Company’s independent auditors for fiscal year 2023, and the Board concurred in its appointment.

The Audit Committee has reviewed and approved the annual internal audit plan and has met regularly with the Company’s internal auditor, with and without management present, to review and discuss the internal audit reports, including reports relating to operational, financial and compliance matters.

Financial Statements for the Fiscal Year Ended February 28, 2022

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal and disclosure controls (including internal control over financial reporting). The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and for internal control over financial reporting and expressing opinions on (i) the conformity of the consolidated financial statements with U.S. generally accepted accounting principles and (ii) the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and the independent auditors with respect to the Company’s audited financial statements for the fiscal year ended February 28, 2022. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent accountant the independent accountant’s independence.

In connection with its review of the Company’s year-end financial statements, the Audit Committee has reviewed and discussed with management and the independent auditors the consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors matters required to be discussed by Auditing Standards No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditors, which express opinions on the conformity of the Company’s annual financial statements in its reports with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements of the Company be included in the Company’s Annual Report for filing with the SEC.

THE ENNIS, INC. AUDIT COMMITTEE

Michael J. Schaefer, Chairman

Barbara T. Clemens

Aaron Carter

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

The Audit Committee pre-approves 100% of audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and tax services, and specifically designated non-audit services to a very limited extent. In the opinion of the Audit Committee, such services will not impair the independence of the registered public accounting firm. Pre-approval is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. In addition, the Audit Committee may, as required, also pre-approve particular services on a case-by-case basis.

Independent Auditor’s Services and Fees

Grant Thornton LLP served as our independent registered public accounting firm during our fiscal years ended February 28, 2022 and February 28, 2021. We were billed the following fees by Grant Thornton LLP:

	Fiscal 2022	Fiscal 2021
Audit Fees (1)	$579,920	$510,579
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
	$579,920	$510,579

(1) Aggregate fees for professional services billed for the audit of the Company’s consolidated financial statements, including internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by the independent registered public accounting firm in conjunction with statutory and regulatory filings or engagements.

(2) Fees assurance and related services that are reasonably related to the performance of the audit or review and are traditionally performed by the independent accountant.

(3) Fees for tax services, tax advice, and state, federal, and international tax consultation.

(4) Fees for products and services other than Audit Fees, Audit-Related Fees and Tax Fees.

The Audit Committee has concluded that the provision of the non-audit services listed above (currently no such services) is compatible with maintaining the independence of Grant Thornton LLP.

DIRECTOR COMPENSATION

The Company compensates its non-employee directors using a mix of compensation, including an annual cash retainer, meeting fees and committee chair fees, stock options, and restricted stock grants. Directors who are Company employees receive no additional compensation for serving on the Board.

Cash Compensation

In fiscal year 2022, all non-employee directors received a $36,000 annual retainer and $2,000 per Board meeting fee. (increased to $39,600 and $2,200, respectively effective May 1, 2022). All retainers were paid monthly, and meeting fees were paid as incurred. Non-employee directors serving in specified committee positions also received the following additional cash compensation:

• $6,000 Chair of the Audit Committee (1);

• $6,000 Chair of the Compensation Committee (1);

• $6,000 Chair of the Nominating Committee (1); and

• $1,500 per-meeting fee for all committee members (2).

(1) increased to $6,600 effective May 1, 2022.

(2) increased to $1,650 effective May 1, 2022.

Equity Ownership Policy for Non-employee Directors

All non-employee directors are required to acquire and maintain ownership of shares of Common Stock equal to not less than six times their annual cash retainer. Unvested stock awards do not count in the calculation. This level must be reached within five years from the director’s date of election to the Board. Ownership in excess of the minimum amount is highly encouraged.

Equity Compensation

In addition to cash compensation, all non-employee directors receive annual stock grants, which can take the form of stock options or restricted stock units. Stock option and restricted stock grants typically vest ratably over four years and three years, respectively. Options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. In addition, new non-employee Board members, upon their initial election, receive either a grant of stock options or restricted stock.

During fiscal year 2011, the Board adopted a policy of value-defined equity awards for all non-employee directors. Each non-employee director received an award in fiscal year 2022 capped at approximately $50,000 (subject to rounding) in the form of restricted stock, vesting over a 3-year period, one-third each year (except for Mr. Long, who only received $16,667 in the form of restricted stock vesting over a 1-year period, and Ms. Walters). The Nominating Committee has revised these equity awards such that all directors who are 75 years or older will receive only one-third of this $50,000 amount and such stock will vest one year from the date of grant. This policy applied to Mr. Long. Ms. Walters, as a new director, received 2,000 shares upon her election to the Board in fiscal year 2022 and will receive the normal award of $50,000 in restricted stock in fiscal year 2023.

The following table sets forth the information regarding compensation earned by the Company’s non-employee directors during the year ended February 28, 2022:

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive	Deferred
	in Cash	Awards	Awards	Plan	Compensation	All Other
Director's Name	($)	($) (1)	($)	Compensation	Earnings	Compensation	Total
John R. Blind	$52,500	$50,000	$-	$-	$-	$-	$102,500
Aaron Carter	$50,000	$50,000	$-	$-	$-	$-	$100,000
Barbara T. Clemens	$53,000	$50,000	$-	$-	$-	$-	$103,000
Godfrey M. Long, Jr. (2)	$28,000	$16,660	$-	$-	$-	$-	$44,660
Gary S. Mozina	$42,000	$50,000	$-	$-	$-	$-	$92,000
Troy L. Priddy	$47,000	$50,000	$-	$-	$-	$-	$97,000
Alejandro Quiroz	$53,000	$50,000	$-	$-	$-	$-	$103,000
Michael J. Schaefer	$56,000	$50,000	$-	$-	$-	$-	$106,000
Margaret A. Walters	$19,000	$-	$-	$-	$-	$-	$19,000

(1)
Amounts represent the aggregate grant-date fair value for stock awards granted in the applicable year. The assumptions used to calculate these values are set forth in Note 11 to our consolidated financial statements, which are included in our Annual Report. Presented below is the grant-date fair value of each stock award granted in fiscal year 2022 and the aggregate number of stock and option awards outstanding on February 28, 2022. No option awards were granted during fiscal year 2022.
(2)
Mr. Long retired from the Board of Directors September 17, 2021.

The following table sets forth the information regarding stock awards granted during and outstanding as of February 28, 2022, with respect to the Company’s non-employee directors:

		Restricted Stock	Grant	Total Stock	Total Option
	Date of	Units	Date Fair	Awards	Awards
Director's Name	Grant	Awarded	Value	Outstanding	Outstanding
John R. Blind	7/15/2021	2,479	$50,000	5,288	-
Aaron Carter	7/15/2021	2,479	$50,000	3,813	-
Barbara T. Clemens	7/15/2021	2,479	$50,000	5,126	-
Godfrey M. Long, Jr.	7/15/2021	826	$16,660	-	-
Gary S. Mozina	7/15/2021	2,479	$50,000	5,126	-
Troy L. Priddy	7/15/2021	2,479	$50,000	5,288	-
Alejandro Quiroz	7/15/2021	2,479	$50,000	5,288	-
Michael J. Schaefer	7/15/2021	2,479	$50,000	5,288	-
Margaret A. Walters		-	$-	-	-

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The following section describes our compensation philosophy and programs for our executive officers who are named in the Summary Compensation Table below (our “named executive officers” or “NEOs”). The discussion primarily focuses on the compensation elements and decisions during our fiscal year ended February 28, 2022. We address why we believe the elements of our program are right for our Company and our shareholders, and we explain how compensation decisions were made. The Company had five named executive officers for fiscal year 2022.

Named Executive Officers

•
Keith S. Walters, Chairman of the Board, President and Chief Executive Officer
•
Michael D. Magill, Former Executive Vice President and Secretary (retired December 31, 2021)
•
Vera Burnett, Chief Financial Officer and Treasurer
•
Ronald M. Graham, Vice President – Administration
•
Dan Gus, General Counsel and Secretary.

Ms. Vera Burnett was promoted to the position of Chief Financial Officer and Treasurer in June 2021. Mr. Dan Gus joined the company in June 2021 as General Counsel and Assistant Secretary and appointed as Secretary January 4, 2022. Mr. Michael Magill, Executive Vice President and Secretary retired effective December 31, 2021.

Historical Context for Fiscal Year 2022 Say-On-Pay Vote

Last year, at the 2021 Annual Meeting, we sought an advisory vote from our shareholders regarding our NEO’s compensation for fiscal year 2021 (the “Fiscal Year 2021 Say-On-Pay Vote”) and received a passing vote of more than 95%. Our Say-On-Pay proposal presented the extensive outreach efforts with some of our larger shareholders concerning the design of our Long-Term Incentive Plan. Of the shareholders the Company was able to connect with, the recommendations for changes to the Long-Term Incentive Plan were similar.

Such recommendations included providing more disclosure on the goals of the plan and awards granted thereunder, use of a three-year performance period and performance metrics that differed from those metrics used for the annual performance bonus, use vesting criteria that subjected awards to longer cliff vesting periods and use of performance goals related to shareholder returns. Some shareholders mentioned consideration of a clawback policy with respect to awards. The Board concluded that such a policy was not necessary for Mr. Walters, CEO and Mr. Graham, Vice President-Administration given the number of shares they own. However, the Board concluded that a clawback policy would be considered for new members of the executive team in the future.

In response to the comments received from those outreach efforts, the committee approved transitioning to awards of restricted stock units ("RSUs") under a new long-term incentive program (the "New LTI Program") that are split 80% into performance-based units with 3-year cliff vesting and 20% with time-based units that have a 3-year vesting period. The performance-based units could be modified based upon the Company’s average total shareholder return (TSR) versus the average TSR of our published peer companies. The goal in these areas of measurement require a ten percent (10%) improvement for each year of the three years. The Committee considers this to be aggressive. The Committee believes that these changes to our long-term incentive awards were responsive to shareholder feedback and reflect the desires of our shareholders.

Last year our shareholders approved the 2021 Long-Term Incentive Plan. This Plan replaced the 2004 Long-Term Incentive Plan which expired June 30, 2021. NEOs did receive an award under the 2004 Long-Term Incentive Plan this fiscal year. The Committee decided to award Mr. Walters, CEO; Mr. Magill, Executive Vice President (retired December 31, 2021); and Mr. Graham, Vice President-Administration, a final payout. The Committee determined that the challenges in 2021 due to COVID-19 pandemic and its effects on the Company’s performance that a final discretionary award of restricted stock and cash, which was at seventy percent (70%) of the targeted opportunity level that had historically been granted to the NEOs, would be made. All future Long-Term Incentive Plan awards would be awarded based on the New LTI Program.

There have been no structural changes to our executive compensation philosophy or programs that were adopted last year and resulted in a resounding favorable Say-on-Pay vote. Accordingly, we again ask for your vote to approve the Company’s compensation of its executives.

Company Background

The Company and its subsidiaries print and manufacture a broad line of business forms and other business products. We distribute business products and forms throughout the United States primarily through independent distributors. This distributor channel encompasses independent print distributors, commercial printers, direct mail, fulfillment companies, payroll and accounts payable software companies, and advertising agencies, among others. We also sell products to many of our competitors to satisfy their customers’ needs. Our Company ranks as the largest print manufacturer in our segment of the printing industry. We have fifty-five (55) facilities throughout the United States.

Compensation Philosophy –Rewarding Performance with Compensation that is Consistent with Our Peer Group

The Compensation Committee, which consists entirely of independent directors, determines the compensation for all of our executive officers, including our NEOs, based on the performance of the Company and the performance of the individuals. The CEO provides regular input relating to the performance of individual executives, and from time-to-time an independent consulting firm advises the Compensation Committee on “best practices” within the industry and compensation arrangements for comparable executives within the printing sector.

The intention of the Compensation Committee is to provide the NEOs of the Company fair compensation for leading the business using the highest of business ethics and integrity, for achieving profits at a high rate of gross profit margin to allow for re-investment in the business, reward shareholders with a strong dividend, and generate cash as a means to achieve the long-term strategy of growth through profitable acquisitions.

The Compensation Committee’s goals when setting our NEOs’ compensation includes holding them accountable for the financial and competitive performance of the Company and their individual contributions toward the Company’s success. The design and structuring of our NEOs’ compensation is performance-based and puts an appropriate percentage of their overall compensation “at risk.” We do not believe that this portion of “at risk” compensation encourages risk-taking, instead, we believe that it provides the NEOs with the appropriate incentives to create long-term value for our shareholders.

The Compensation Committee reviews our NEOs’ annual performance based on three specific measures: revenue, income and return on equity. In reviewing these performance metrics, the Compensation Committee evaluates the Company’s performance relative to its peer companies and evaluates each NEO’s individual contribution towards these performance metrics by looking at each NEO’s leadership skills, initiatives and responses to internal and external challenges, as well as other subjective elements of each NEO’s individual performance. It is the Compensation Committee’s goal to deliver total cash compensation (comprised of annual base salary and an annual performance bonus) that is reflective of this performance.

The Compensation Committee reviewed the compensation levels of our peers as presented by Equilar, an independent leading provider of Board intelligence, and determined that compensation levels of our CEO and NEOs were reasonable for their level of experience and accomplishments. When reviewing the Equilar data, the committee considers relative size, market cap, revenues, net income and employee count. We believe with access to databases, substantial literature availability, access to legal direction, educational seminars and webinars, and understanding of the level of responsibility and contribution of our NEOs, we have ample information to make informed judgements concerning executive compensation.

While we use the below defined peer group to validate our competitiveness, we do not rely solely on “benchmarking.” Our goal is to provide base pay appropriate given skills, achievements, experience and leadership demonstrated by our NEOs. Our NEOs’ leadership financially and operationally continue to result in our Company’s leading position within our industry.

Company	Symbol
ARC Document Solutions, Inc.	ARC
Clearwater Paper Corporation	CLW
Deluxe Corporation	DLX
Ferro Corporation	FOE
Glatfelter Corporation	GLT
Innospec Inc.	ISOP
Intertape Polymer Group, Inc.	ITP
Matthews International Corporation	MATW
Mercer International Inc.	MERC
Neenah, Inc.	NP
Quaker Chemical Corporation	KWR
Schweitzer-Mauduit International, Inc.	SWM
Tredegar Corporation	TG
Verso Corporation	VRS
Viad Corporation	VVI

As discussed in detail below, we believe that our compensation mix of cash and long-term equity compensation creates the right balance between performance, reward and retention of our NEOs and the promotion of our shareholders’ interests. As a result, our executive compensation consists of the following elements:

•
Base salary – paid in cash;
•
Annual performance-based bonus;
•
Long-term equity incentive awards; and
•
Perquisites (auto allowance) and normal benefits.

We do	We don't
> Pay base salaries commensurate for long service/highly qualified NEOs	> Allow pledging or hedging of Company stock

> Place a significant portion of our NEOs’ total compensation at risk (67% of CEO compensation is at risk)	> Re-price stock awards

> Have significant stock ownership requirement for NEOs	> Alter or revise predetermined performance goals after approval by Board

> Have very limited perquisites	> Rely solely on consultant "Benchmarking" for compensation determinations

> Base variable pay on achievement of predetermined performance goals	> Provide medical benefits to our NEOs above those provided to our other employees

> Determine compensation through a Compensation Committee composed of independent directors	> Provide vacation days different from other employees

> Have new three-year performance based Long-Term Incentive Program	> Encourage excess risk-taking by NEOs

> Request that NEOs retain ownership of stock awards

Putting the Compensation Philosophy into Practice - Elements of Our Fiscal Year 2022 Executive Compensation

There are three principal elements of the Company’s executive compensation: base salary; annual performance bonuses and long-term incentive compensation. Additionally, the Company’s NEOs receive retirement benefits on the same terms and conditions as other full-time employees as well as a modest vehicle allowance in lieu of mileage reimbursement for use of their personal vehicles for short-distance travel on company business. The Compensation Committee’s objective is to strike an appropriate balance between base compensation and compensation that is performance-based and at risk to further strengthen the alignment between the NEOs’ interests and the shareholders’ interests.

Targeted Compensation Mix

The following chart indicates the pay mix for our NEOs if performance targets are met.

As targeted compensation levels are determined, the Compensation Committee also determines the portion of total compensation that is contingent, performance-based pay. The performance-based pay includes annual performance bonus (STIP) and our New LTI Program equity award if 3-year goals are met. The Compensation Committee feels this mix of base salary and compensation which is performance based is appropriate for competitive reasons and proper alignment with shareholder interests.

Base Salary

The Company generally sets its NEOs’ base salaries at competitive levels after considering peer information and other compensation intelligence. The Committee then sets the levels based upon NEO’s qualifications, experiences, and performance. This is fixed cash compensation tied to the scope and responsibilities of each executive’s position and the performance effectiveness of the executive.

Annual Performance Bonus

The annual bonus is typically targeted as a specified percentage of each NEO’s base salary and is tied to meeting three quantitative performance benchmarks: total sales, total profits before bonuses and return on equity before bonuses. The bonus target percentage for each executive is based on the Compensation Committee’s determination of level of responsibility of each executive. If each of the benchmarks is met at the end of the fiscal year, the NEO is eligible to receive the targeted percentage of base salary as a bonus. The benchmarks are derived from the Company’s operating forecast for each fiscal year that is presented to and approved by the Board. Twenty percent of the bonus total is based on the sales benchmark; forty percent is based on the total profits benchmark; and forty percent is based on the return on equity benchmark. In turn, each element of the bonus calculation can be increased or decreased based on actual outcomes at the end of the fiscal year in relation to the benchmarks established at the beginning of the fiscal year.

To illustrate, if the Board determines that an executive’s target bonus should be set at 25% of the executive’s base salary, then 1/5 of that amount would be calculated based on sales, 2/5 of that amount would be based on total profits and 2/5 of that amount would be based on return on equity if the Company reaches 100% of each benchmark at the end of the fiscal year. In that scenario, the executive would be eligible to receive 5% of his base salary as a bonus for reaching the sales target, 10% of his base salary for reaching the profits target and 10% of his base salary for reaching the return on equity target for a total bonus equal to 25% of the base salary.

If an individual benchmark is missed or exceeded, the amount of bonus attributable to that benchmark can be decreased or increased accordingly. The minimum threshold for receiving a bonus for any benchmark is set at 85% of the targeted amount. At that minimum threshold, the executive is eligible to receive only 50% of the target percentage. For example, using the same example above, if the return on equity was only 85% of the targeted level, then the executive would receive only 5% - instead of 10% - of base salary as a bonus for the return on equity element. On the other hand, the bonus percentage can be doubled if 115% of a particular benchmark is achieved. Again, using the same example above, if the Company realizes profits equal to 115% or more of the targeted amount, the executive would be eligible to receive 20% of the base salary as a bonus based on profits. For any amount falling between 85% and 115% of any benchmark, linear interpolation is used to calculate the bonus percentage for that benchmark.

The fiscal year 2022 range of bonus percentages for the NEOs are set forth in the following table.

	Threshold		Maximum
Executive's Name	85% of Target	Target	115% of Target
Mr. Walters	40%	80%	160%
Mr. Magill (retired December 31, 2021)	27.5%	55%	110%
Mr. Graham	22.5%	45%	90%
Ms. Burnett	27.5%	55%	110%
Mr. Gus	22.5%	45%	90%

At the end of fiscal year 2022, the Company had achieved sales equal to 101% of the targeted benchmark, total profits equal to 87% of the targeted benchmark and return on equity equal to 87.6% of the targeted benchmark.

	Target	Actual	% of Target
Sales	$396,202,000	$400,014,000	101.0%
Profit before bonus	$34,815,000	$30,282,000	87.0%
Return on capital before bonus	11.4%	10.0%	87.6%

Because the Company exceeded its sales target for fiscal year 2022, the NEOs were eligible to receive an upward adjustment to the 20% portion of the bonus based on sales. Conversely, while the Company’s profits and return on equity met the minimum threshold of 85% of the target amounts, the fiscal year 2022 targets were not met. Accordingly, there was a reduction in the remaining 80% of the bonus potential. The following table reflects the base salary percentages each NEO was eligible to receive for each element of the bonus calculations, the total percentage of base salary used in calculating the bonus and the dollar amount of each NEO’s bonus eligibility.

					NEO's	Calculated
Executives'	Sales	Profit	ROC	Total %	Base Salary	Bonus
Name	(20%)	(40%)	(40%)	A	B	A x B
Mr. Walters	17.0%	18.1%	18.9%	54.0%	$971,752	$525,108
Ms. Burnett	11.7%	12.5%	13.0%	37.2%	$250,000	$92,877
Mr. Gus	9.6%	10.2%	10.6%	30.4%	$250,000	$75,990
Mr. Graham	9.6%	10.2%	10.6%	30.4%	$310,774	$94,643

The results yielded by the foregoing quantitative method for calculating bonuses are subject to further adjustment at the discretion of the Compensation Committee. Discretionary adjustments may be awarded to executives for exceptional performance that was not anticipated by the business plan used in establishing the annual performance goals. Examples of such exceptional performance are the successful acquisition or sale of a business, better than normal stock performance, etc. during the previous year. The independent directors have the sole authority in making any discretionary adjustments. For fiscal year 2022, the Compensation Committee determined that no discretionary adjustments to the quantitative bonus calculations were necessary.

Long-Term Incentive Equity Awards

In response to the concerns raised by ISS and feedback from certain of the Company’s largest shareholders regarding the Company’s prior long-term incentive compensation program, the "Old LTI Program", the Board approved a New LTI Program. Under the New LTI Program, on April 16, 2021 the Compensation Committee granted similar long-term incentive equity awards to its executives in future years under the 2021 Long-Term Incentive Plan which was approved by shareholders at the 2021 Annual Meeting. These long-term incentive equity awards, granted April 16, 2021, were in the form of RSUs, with 20% of the RSUs awarded subject to time-based vesting and 80% of the RSUs subject to performance-based vesting, in an amount based on a designated percentage of the NEO’s base salary at the time of the grant of the award. Payment of the performance-based RSUs is based on the attainment of specified financial performance goals during a 3-year performance period. The performance-based awards measure and reward performance achieved over three years for ROE, EBITDA and adjusted for the Company’s Relative Total Shareholder Return (“TSR”) as measured against a defined peer group. Payment of the time-based RSUs is based on employment during a ratable 3-year vesting period.

In transitioning from the Old LTI Program to the New LTI Program, on April 20, 2021, the Compensation Committee made discretionary, bridge awards to Messrs. Walters, Magill and Graham as provided in the table below. These discretionary, bridge awards are equal to achievement of performance metrics under the prior fiscal year’s Old LTI Program and were granted to these NEOs in the form of vested restricted shares (65%) and cash (35%), with the cash portion of the awards intended to assist the NEOs with payment to their income tax obligations resulting from the awards. These awards granted by the Compensation Committee to the NEOs are seventy percent (70%) of the targeted opportunity level that had been historically granted to the NEOs under the Old LTI Program that was replaced by the New LTI Program generally in response to the concerns raised by ISS and the feedback received from shareholders. The Compensation Committee believed it was important to continue to provide a meaningful level of incentive awards to the NEOs for this period to continue to motivate the NEOs and to continue to align their interests with those of the Company’s shareholders.

Executive's Name	Cash	Vested Restricted Shares
Keith S. Walters	$249,983	22,780
Michael D. Magill	$78,413	7,145
Ronald M. Graham	$41,877	3,816

Like last year, the Compensation Committee awarded no stock options for fiscal year 2022.

Fiscal Year 2022 Grants Under the Long-Term Incentive Plan

The Compensation Committee developed the New LTI Program under which to provide equity awards under the 2021 Long-Term Incentive Plan, which was approved by the Board on April 16, 2021. Subject to shareholder approval at the 2021 Annual Meeting, the 2021 Long-Term Incentive Plan became immediately effective for fiscal year 2022.

While a number of different types of awards may be granted under the 2021 Long-Term Incentive Plan, the Compensation Committee anticipates primarily granting RSUs to the NEOs. These RSUs will generally be subject to three-year vesting requirements based upon the attainment of pre-determined performance metrics or continued service. The target awards will have a grant date value equal to a multiple of the NEO’s base salary. Upon vesting, the RSUs may be paid in shares of Common Stock or cash.

Time-based RSUs will comprise twenty percent (20%) of each NEO’s RSU awards and will vest ratably over a three-year period, whereby 33% will vest on the first and second anniversaries of the Vesting Commencement Date (as defined in the award) and the remaining 34% will vest on the third anniversary of the Vesting Commencement Date.

Performance-based RSUs comprise the remaining eighty-percent (80%) of each NEO’s RSU awards, whereby seventy percent (70%) of these performance-based RSUs will vest based upon the attainment of EBITDA goals and thirty percent (30%) will vest based upon attainment of ROE goals.

For the RSUs granted for fiscal year 2022, the RSUs whose vesting is based upon the attainment of EBITDA performance metrics will vest, if at all, upon the Company satisfying the below EBITDA levels. If EBITDA is achieved at a level between the stated performance levels, vesting will be determined by linear interpolation.

		EBITDA
Performance Level	EBITDA*	Vesting Level
Below Threshold	—	—
Threshold	$130,837,513	70%
Target	$186,910,735	100%
Maximum	$242,983,956	130%

*Sum of EBITDA for three years ending February 29, 2024.

For the RSUs granted for fiscal year 2022, the RSUs whose vesting is based upon attainment of ROE performance metrics will vest, if at all, upon the Company satisfying the below ROE levels. If ROE is achieved at a level between the stated performance levels, vesting will be determined by linear interpolation.

Performance Level	ROE	ROE Vesting Level
Below Threshold	—	—
Threshold	6.8%	70%
Target	9.7%	100%
Maximum	12.6%	130%

Once the above performance metrics are met, the awards will be paid out based upon the Company’s TSR Percentile Rank within its Peer Group of companies. The number of RSUs that will be paid out, will be based upon the following:

TSR Percentile Rank	TSR Modifier
Greater than 66.6%	130%
Greater than 33.3% and less than or equal to 66.6%	100%
Equal to or less than 33.3%	70%

Each RSU will be granted with a tandem Dividend Equivalent Right (a “DER”) that will allow the award holder to receive dividends at the same time other shareholders receive dividends. DERs paid to the award holder will be paid in an amount equal to the declared dividend amount, less applicable withholding obligations.

The NEOs will be eligible to receive RSUs as follows (the value of which is based on the closing share price of $20.38 on April 19, 2021).

			Grant Date Value as
Executive's Name	# RSU at Target (1)	Base Salary	Percentage of Base Salary
Mr. Walters	150,197	$971,752	315%
Mr. Magill	47,113	$533,419	180%
Mr. Graham	25,161	$310,774	165%
Ms. Burnett (2)	16,192	$300,000	110%
(1)
Rounded to nearest whole share.
(2)
Ms. Burnett was approved as a participant in the New LTI Program for the second and third years.

Vesting may be accelerated upon a change of control, a termination of the NEO’s employment by the Company without Cause or by the NEO for Good Reason, due to death, disability or upon retirement (which is generally defined as having fifteen years of service or reaching age 65).

Pension Plan, 401(k) and Deferred Compensation Plan

The Company maintains a legacy pension plan that was closed to new participants effective January 1, 2009. NEOs whose employment with the Company predated the closure of the pension plan to new participants continue to participate in the pension plan on the same terms and conditions applicable to other participating employees, including the employee compensation limit for calculating contributions, which is set at $305,000 for 2022. The NEOs who participate in the pension plan will receive certain benefits upon “normal retirement,” which is defined as the first day of the month or the latter of an NEO’s 65th birthday, or the fifth anniversary of participation if hired after age 60. The pension plan provides for retirement benefits calculated using a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, years of service and reaching a normal retirement age of 65.

Similarly, the NEOs may participate in the Company’s 401(k) plan on the same terms and conditions applicable to all other participating employees, including the $2,500 matching contribution limit. The NEOs’ 401(k)

contributions may be capped below the otherwise applicable federal limits to satisfy federal 401(k) discrimination testing.

The Company also sponsored a Deferred Compensation Plan in which the NEOs and other employees were eligible to participate. The Board terminated the Deferred Compensation Plan effective December 17, 2020 and accumulated vested balances were distributed as allowed by Treasury regulations. Certain deferrals vested prior to December 31, 2004 were “grandfathered” under the Section 409A of the Code and Internal Revenue Service regulations and were distributed to the NEOs upon the plan’s termination date in accordance with plan terms. All remaining balances were distributed in December 2021.

Automobile Allowance in Lieu of Mileage Reimbursement

The NEOs also receive an annual automobile allowance in the following amounts in lieu of the receipt of mileage reimbursement for the use of their personal vehicles for Company business.

Executive's Name
Mr. Walters	$12,000	Annually
Ms. Burnett	$8,000	Annually
Mr. Gus	$8,000	Annually
Mr. Magill (retired December 31, 2021)	$8,000	Annually
Mr. Graham	$8,000	Annually

Employment Agreements

The Company has employment agreements with Mr. Walters and Mr. Graham. The Employment Agreements have initial terms ranging from approximately one to three years, with such terms automatically extending on a year-to-year basis at the end of the initial term, unless notification of non-renewal is given 60 days in advance of the applicable Employment Agreement’s then-current expiration date.

The Employment Agreements establish the NEOs’ base salary and eligibility for bonuses, benefits, and perquisites. In addition, each Employment Agreement includes non-competition and non-solicitation restrictions on the NEO during the term of the NEO’s employment and for two years after termination of the NEO’s employment. Each Employment Agreement also includes a confidentiality provision that protects the Company during and after the NEO’s employment term. The provisions of each Employment Agreement may only be waived with the written consent of the Company and the NEO.

Payments and Benefits Upon Termination of Employment

Termination of Employment by the Company Without Cause or by NEO for Good Reason: If Mr. Walters or Mr. Graham's employment is terminated by the Company without Cause or by the NEO for Good Reason, the NEO will receive the greater of (i) the NEO’s base salary for the remainder of the term or a (ii) “Severance Payment” equal to one times the sum of the NEO’s base salary plus the annual performance bonus paid for the fiscal year prior to the year in which such termination occurs. All equity awards will automatically accelerate.

In the event such termination occurs within 90 days prior to or 12 or 24 months following a change of control as defined in the Employment Agreements (12 months for NEOs other than the CEO, 24 months for the CEO), the Severance Payment will be equal to 2.0 times or 2.99 times the sum of the NEO’s base salary and the annual performance bonus paid for the fiscal year prior to the year in which such termination occurs (2.0 times for NEOs other than the CEO, 2.99 times for the CEO).

The CEO is entitled to a “gross-up” for any taxes incurred as a result of Code Section 280G. Mr. Graham is subject to a “net-best payment,” whereby payments made as a result of a change in control will be either cut back to an amount where there is no Code Section 280G impact, or where the NEO will receive the full payments to which the NEO is entitled, whichever provides the NEO with the greatest net-after tax income.

An NEO’s employment may be terminated for Cause upon:

(i)
conduct by the executive constituting a material act of willful misconduct in connection with the performance of duties, including, without limitation, violations of the Company’s policies on sexual harassment, ethics, or any other policies then in effect; misappropriation of funds or property of the Company or any of its affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; or other willful misconduct that is below normal industry standards, as determined in the sole discretion of the Company;
(ii)
continued willful and deliberate non-performance by executive of his duties where non-performance continues for more than ten days following written notice of such non-performance, unless ten days’ notice would be futile in correcting issues related to non-performance;
(iii)
the executive refuses or fails to follow lawful directives and such refusal or failure has continued for more than ten days following written notice, unless the ten days’ notice would be futile in correcting issues related to non-performance;
(iv)
any criminal or civil conviction of the executive, a plea of nolo contendere, or other conduct by the executive that has resulted in or would result in material injury to the reputation of the Company, including, without limitation, conviction for fraud, theft, embezzlement or crime involving moral turpitude;
(v)
a material breach by the executive of any of the provisions of the Employment Agreement;
(vi)
alcohol/drug addiction and failure by the executive to successfully complete a recovery program; or
(vii)
intentional wrongful disclosure of confidential information of the Company or engaging in wrongful competitive activity with the Company.

An NEO may terminate his or her employment for Good Reason upon thirty days’ written notice upon:

(i)
a material diminution in the executive’s base salary or total compensation (as in effect at the time);
(ii)
a material, adverse change in the executive’s title, authority, duties, or responsibilities from those applicable to the executive as of the effective date of the Employment Agreement;
(iii)
a relocation of the geographic location of the executive’s principal place of employment by more than 50 miles from Midlothian, Texas;
(iv)
a material breach by the Company of any written agreement with the executive, including the Employment Agreement;
(v)
the failure of any successor to the Company to assume and agree to perform the Employment Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place; and
(vi)
a material adverse change in the reporting structure applicable to the executive.

Termination due to Death, Disability or Retirement: If an NEO’s employment terminates due to the NEO’s death, disability or retirement, the NEO will not be entitled to any severance payments or benefits.

Stock Ownership Guidelines

We believe that stock ownership is an important method for aligning the NEOs’ interests with those of the Company’s shareholders and that it encourages the NEOs to make sound long-term decisions that will benefit all shareholders. We therefore require that our NEOs maintain a level of stock ownership based on a multiple of their base salaries. For the CEO, that multiple is four times (4x) his base salary; for the other NEOs the multiple is two times (2x) base salary.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis section of the Company’s 2022 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2022 and its Annual Report.

THE ENNIS, INC. COMPENSATION COMMITTEE

Alejandro Quiroz, Chairman

John R. Blind

Barbara T. Clemens

Summary Compensation Table

The following table sets forth, for the fiscal year ended February 28, 2022, compensation information regarding the Company’s Chief Executive Officer, Chief Financial Officer, and the other two executive officers.

							Change in
							Pension
							Value
						Non-	and
						Equity	Nonqualified
						Incentive	Deferred	All
				Stock		Plan	Comp.	Other
Name and				Awards	Option	Comp.	Earnings	Comp.
Principal Position	Year	Salary ($)	Bonus	(1)	Awards	(2)	(3)	(4)	Total
Keith S. Walters	2022	$971,752	$-	$4,110,495	$-	$525,108	$68,003	$12,000	$5,687,358
Chairman of the Board,	2021	$971,752	$-	$697,972	$-	$607,460	$58,098	$12,000	$2,347,282
President and Chief	2020	$971,752	$-	$1,101,338	$-	$664,735	$272,897	$130,500	$3,141,222
Executive Officer

Vera Burnett (5)	2022	$215,384	$-	$-	$-	$92,877	$81,699	$4,667	$394,627
Chief Financial Officer	2021	$124,731	$-	$-	$-	$70,000	$35,008	$-	$229,739
and Treasurer

Daniel Gus (6)	2022	$168,269	$-	$-	$-	$75,990	$-	$9,244	$253,503
General Counsel
ans Secretary

Michael D. Magill (7)	2022	$528,290	$-	$224,028	$-	$-	$47,834	$6,667	$806,819
Executive Vice	2021	$533,419	$-	$150,517	$-	$229,247	$57,787	$8,000	$978,970
President and	2020	$533,419	$-	$237,503	$-	$250,862	$134,861	$33,000	$1,189,645
Secretary

Ronald M. Graham	2022	$310,774	$-	$688,588	$-	$94,643	$78,467	$8,000	$1,180,472
Vice President -	2021	$310,774	$-	$65,769	$-	$109,276	$93,906	$10,555	$590,280
Administration	2020	$310,774	$-	$103,778	$-	$119,580	$205,859	$31,477	$771,468

(1)
The amounts in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, of restricted stock units granted during fiscal years 2022, 2021 and 2020. The awards granted in 2022 include triennial performance-based RSUs intended to compensate our named executive officers over its three year measurement period of fiscal year 2022 through fiscal year 2024 and will become vested, if at all, in three years subject to financial performance metrics assumed at the target level and do not necessarily correspond to the actual value that may ultimately be realized by the NEO. All of the amounts in this column are consistent with the estimate of aggregate compensation expense to be recognized over the applicable vesting period of the award. The assumptions used to calculate these values are set forth in Note 11 to our consolidated financial statements, which are included in our Annual Report. The awards granted in fiscal year 2022 also included a discretionary, bridge award issued to continue providing meaningful level of incentive awards to the NEOs for the period in transitioning from the Old LTI Program to the New LTI Program. This award of restricted stock and additional cash declared on April 19, 2021, and paid prior to June 30, 2021 under the Old LTI Program in the following amounts: Mr. Walters - $249,983, Mr. Magill - $78,413, Mr. Graham - $41,877. The cash award given is meant to help alleviate some of the executive's tax burden associated with the vesting of restricted stock grants, which helps facilitate the continued ownership of the stock awards granted to our NEOs. Mr. Magill retired effective December 31, 2021 as Executive Vice President and Secretary. Any future rights to the RSUs granted under the New LTI Program were forfeited. The original performance based RSUs had a grant date value of $873,277 and minimum, target and maximum number of awards were 26,383, 37,690 and 48,997, respectively and the original time based RSUs of 9,423 had a grant date value of $192,041.
(2)
The amounts in this column were awarded under the Company's annual bonus plan based on results achieved (see page 36 of this Proxy Statement for further details).
(3)
The actuarial increase in the present value of the named executive officer's benefits under the Pension Plan using the actuarial process specified by the Pension Plan. For NEOs who leave and have not completed five years' vesting service, amounts assume vesting in all cases and retirement at age 65. In addition, the earnings on Company contributions in the Deferred Compensation Plan are reflected in the column. The Company contributions are invested in an array of mutual funds held in a Rabbi Trust. The investment returns are consistent with the type of funds available for retirement funds and are similar to the funds available in the Company's 401(k) Plan. Effective January 1, 2009, the Company amended the Plan to exclude any new employees from participation in the Plan. Eligible employees who were hired before January 1, 2009 are still eligible to participate and participating employees will continue to accrue benefit service.
(4)
Information regarding the amount included in this column is as follows:

	Company	Perquisites
	Contribution	and Other
	to Benefit	Personal
Executive's Name	Plans (a)	Benefits (b)	Other (c)	Total
Keith S. Walters	$—	$12,000	$—	$12,000
Vera Burnett	$—	$4,667	$—	$4,667
Dan Gus	$4,577	$4,667	$—	$9,244
Michael D. Magill	$—	$6,667	$—	$6,667
Ronald M. Graham	$—	$8,000	$—	$8,000

(a) Mr. Gus is eligible for a matching contribution equal to 50% of amounts he contributes to the Company's 401(k) Plan, up to $2,500 each calendar year. The amounts contributed reflect fiscal year payments, which included payments in two separate calendar years. The Company makes discretionary matching contributions at a rate determined by the Plan Sponsor for certain employees not enrolled in the Pension Plan.

(b) The amount received by the NEOs for auto allowance.

(c) Dividend equivalent payments are excluded from amounts because the dollar value of such payments was factored in to the grant date fair value reported in the "Stock Awards" column for the years in which such RSU awards were granted. The following amounts were paid during fiscal year 2022: Mr. Walters - $112,648, Mr. Magill - $23,557, and Mr. Graham $18,871.

(5) Ms. Burnett was appointed as Chief Financial Officer and Treasurer by the board effective June 21, 2021.

(6) Mr. Gus was appointed as General Counsel and Assistant Secretary by the Board effective June 21, 2021 and subsequently appointed as Secretary January 4, 2022.

(7) Mr. Magill retired from his executive office with the Company as of December 31, 2021.

Grants of Plan-Based Awards

The following table provides information regarding restricted stock grants and ACA contingent awards to the NEOs received during fiscal year ended February 28, 2022.

					All Other	Grant Date
					Stock	Fair Value
					Awards:	of
		Estimated Future Payments Under			Number of	Restricted	Additional	Total
		Equity Incentive Plan Awards (1)			Shares	Stock	Cash	Value of
Executives' Name	Date of Grant	Threshold (#)	Target (#)	Maximum (#)	Awarded (2) (#)	Awards (3) ($)	Award (4) ($)	LTI Awards ($)
Keith S. Walters	04/19/2021	84,111	120,158	156,205				$2,784,061
	04/19/2021				52,819	$1,076,451	$249,983	$1,326,434
Vera Burnett		-	-	-		$-	$-	$-
Dan Gus		-	-	-		$-	$-	$-
Michael D. Magill (5)	04/19/2021	-	-	-				$-
	04/19/2021				7,145	$145,615	$78,413	$224,028
Ronald M. Graham	04/19/2021	14,090	20,129	26,168				$466,389
	04/19/2021				8,848	$180,322	$41,877	$222,199

(1)
The amounts shown represent the threshold, target and maximum amounts of RSUs granted to the NEOs under the New LTI Program and represent 80% of the target units which are Performance-Based. The shares will vest, if at all, based on specified financial performance goals during a three year performance period and the actual number of shares paid out will range from 0% to 130% of the target amount, depending upon attainment of performance goals.
(2)
Restricted stock grants awarded as part of transition to the New LTI Program vest on date of grant. Number of shares awarded under this grant: Mr. Walters 22,780, Mr. Magill 7,145 and Mr. Graham 3,816. The remaining shares were awarded under the New LTI Program and represent 20% of the award which vest in equal installments on successive anniversaries over three years.
(3)
The “Grant Date Fair Value of Restricted Stock Awards” is based on the closing market price of the Common Stock ($20.38 at April 19, 2021).
(4)
The Board approved, upon recommendation by the Compensation Committee, to help alleviate some of each executive’s tax burden associated with the vesting of restricted stock and to promote continued ownership of stock awarded, a percentage of the total value of LTI awards to be granted to the NEOs be awarded in cash, the Additional Cash Award or ACA. This percentage was set at 35% for the awards granted on April 19, 2021.
(5)
Mr. Magill retired effective December 31, 2021 as Executive Vice President and Secretary. Any future rights to the RSUs granted under the New LTI Program were forfeited. The original performance based RSUs had a grant date value of $873,277 and minimum, target and maximum number of awards were 26,383, 37,690 and 48,997, respectively and the original time based RSUs of 9,423 had a grant date value of $192,041.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding stock options and restricted stock held by the current NEOs as of February 28, 2022.

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan Awards:	Plan Awards:
								Plan Awards:	Market
						Number	Market	Number	or Payout
						of	Value of	of	Value of
						Shares or	Shares or	Unearned	Unearned
						Units of	Units of	Shares ,	Shares ,
		Number of	Number of			Stock	Stocks	Units	Units
		Securities	Securities			Awards	That	or Other	or Other
		Underlying	Underlying			That	Have	Rights That	Rights That
	Date of	Unexercised	Unexercised	Option	Option	Have Not	Not	Have Not	Have Not
	Option	Options	Options	Exercise	Expiration	Vested (1)	Vested (2)	Vested (3)	Vested (2)
Executives' Name	Grant	Exercisable	Unexercisable	Price	Date	(#)	($)	(#)	($)
Keith S. Walters	4/18/2019	-	-	-	-	11,641	$218,618	-	$-
	4/17/2020	-	-	-	-	17,554	$329,664	-	$-
	4/19/2021	-	-	-	-	30,039	$564,132	120,158	$2,256,567
Vera Burnett		-	-	-	-	-	$-	-	$-
Dan Gus		-	-	-	-	-	$-	-	$-
Michael D. Magill (4)	4/20/2018	-	-	-	-	-	$-	-	$-
Ronald M. Graham	4/18/2019	-	-	-	-	1,097	$20,602	-	$-
	4/17/2020	-	-	-	-	1,655	$31,081	-	$-
	4/19/2021	-	-	-	-	5,032	$94,501	20,129	$378,023

(1)
The awards of restricted stock and RSUs granted vest in equal annual installments over three years.
(2)
Calculated using the NYSE closing price of $18.78 per share of Common Stock on February 28, 2022.
(3)
The awards represents the right to receive a certain number of shares of the Company's common stock at the end of a three year performance period (March 1, 2021 through February 29, 2024) if certain performance targets have been achieved. The amounts reported are based on achieving the target performance goals.
(4)
Mr. Magill retired effective December 31, 2021 as Executive Vice President and Secretary.

Option Exercises and Stock Vested

The following table provides information as to each of the NEOs on exercises of stock options and the vesting of restricted stock awards during the fiscal year ended February 28, 2022.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Executive's Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($) (1)
Keith S. Walters	-	$-	59,747	$1,214,830
Vera Burnett	-	$-	-	$-
Dan Gus	-	$-	-	$-
Michael D. Magill (2)	-	$-	21,414	$431,087
Ronald M. Graham	-	$-	7,300	$148,509

(1)
The amount realized is based on the market value of the stock at date of vesting.
(2)
Mr. Magill retired effective December 31, 2021 as Executive Vice president and Secretary. The Board directed the accelerated vesting of Mr. Magill’s outstanding restricted stock grants.

Pension Benefits

We have a noncontributory retirement plan that covers approximately 13% of our employees. The plan provides for retirement benefits calculated using a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, length of service and a normal retirement age of 65. A participant is eligible for early retirement after that participant has (a) attained age 55 and completed at least 15 years of service or (b) completed at least 25 years of service are eligible for early retirement. Beginning on the first day of the month following early retirement, a participant receives a monthly retirement income equal to the participant’s accrued benefit (based on average monthly compensation and credited service (as defined in the plan) at early retirement), reduced 1/180 for each of the first 60 months and 1/360 for each of the next 60 months by which the early retirement date precedes the participant’s normal retirement date. If the early retirement date precedes the normal retirement date by more than 120 months, the reduction for each month over 120 is based on the plan’s actuarial equivalence basis. All forms of remuneration, including overtime, shift differentials and bonuses, are covered by the plan. However, due to restrictions imposed by the Code, effective January 1, 2002, the maximum annual compensation covered by the plan is limited to $210,000. Future years’ maximum can be increased for inflation (for 2022, the maximum is $305,000).

The following table shows the present value, as of February 28, 2022, of the benefits of the NEOs under the Pension Plan.

			Change in
			Present Value
		Number of	of Accumulated	Present Value	Payments
		Years Credited	Benefit During	of Accumulated	During
Executive's Name	Plan	Service (1)	the Year	Benefit (2)	Fiscal 2022
Keith S. Walters	Ennis, Inc. DB Pension Plan	24.5	$67,692	$1,266,157	$-
Vera Burnett (3)	Ennis, Inc. DB Pension Plan	24.9	$81,699	$466,751	$-
Daniel Gus	Ennis, Inc. DB Pension Plan	0.0	$-	$-	$-
Michael D. Magill (4)	Ennis, Inc. DB Pension Plan	18.2	$47,831	$777,279	$-
Ronald M. Graham	Ennis, Inc. DB Pension Plan	24.0	$78,444	$1,260,758	$-

(1)
Credited service began on the date the NEO became eligible to participate in the plan. Participation began on January 1 following the year of employment. Accordingly, each of the NEOs has been employed by Ennis for longer than the years of credited service shown above.

(2)
The assumptions and valuation methods used to calculate the present value of the accumulated pension benefits shown are the same as those used by the Company for financial reporting purposes and are described in Note 12 to our consolidated financial statements, which are included in our Annual Report.
(3)
Ms. Burnett is eligible for early retirement under the plan.
(4)
Mr. Magill retired from service as of December 31, 2021 and began receiving a monthly pension March 1, 2022 in the amount of $5,125.38 per month.

Nonqualified Contribution and Deferred Compensation in Last Fiscal Year

The following table shows the information about the contributions and earnings, if any, credited to the accounts maintained by the NEOs under nonqualified contribution and deferred compensation agreements, any withdrawals or distributions from the accounts during fiscal year 2022, and the account balances on February 28, 2022.

	Aggregate	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Balance at	Contribution	Contribution	Earnings (loss)	Withdrawals/	Balance at
	March 1,	in Fiscal	in Fiscal	in Fiscal	Distribution	February 28,
Executive's Name	2021	Year 2022	Year 2022	Year 2022 (1)	(2)	2022
Keith S. Walters	$6,690,214	$-	$-	$560	$(6,690,774)	$-
Vera Burnett	$-	$-	$-	$-	$-	$-
Dan Gus	$-	$-	$-	$-	$-	$-
Michael D. Magill	$910,076	$-	$-	$77	$(910,153)	$-
Ronald M. Graham	$964,899	$-	$-	$369	$(965,268)	$-

(1)
Amounts represent earnings on Company contributions for fiscal year 2022 for each NEO as follows: $311, $3 and $23 for Mr. Walters, Mr. Magill and Mr. Graham.
(2)
The Board terminated the Deferred Compensation Plan effective December 17, 2020 and accumulated vested balances were distributed as allowed by Treasury regulations in December 2021.

Potential Payments upon Termination or Change in Control

The following tables summarize the estimated payments to be made to each NEO upon a Change in Control or termination of employment, as more completely described in the Employment Agreements section in the Compensation Disclosure and Analysis of this Proxy Statement. For the purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on February 28, 2022, the last day of the most recently completed fiscal year.

The following table describes payments that would be paid to each of our NEOs in the event of a termination without Cause or for Good Reason in connection with a “Change in Control,” each as defined in the Employment Agreements.

	W/O CAUSE OR FOR GOOD REASON TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL
		Group
	Salary/	Benefit
	Bonus/	Plans
	ACA	Continuation	Other	Pension	Deferred	Equity
Executive's Name	Awards (1)	(2)	Benefits (3)	Benefits	Compensation	Awards (4)	Total
Keith S. Walters	$5,469,293	$5,995	$20,000	$1,266,157	$-	$3,368,981	$10,130,426
Vera Burnett (5)	$-	$-	$-	$466,751	$-	$-	$466,751
Dan Gus (6)	$-	$-	$-	$-	$-	$-	$-
Michael D. Magill (7)	$-	$-	$-	$777,279	$-	$-	$777,278
Ronald M. Graham	$923,853	$5,995	$20,000	$1,260,758	$-	$524,207	$2,734,813

(1)
Represents, for Mr. Walters, 2.99 times the sum of base salary plus prior year’s (fiscal year 2021) bonus, and ACA awards, and for Mr. Graham, 2.0 times the sum of base salary plus prior year’s (fiscal year 2021) bonus, and ACA awards. If current salary and prior year’s (fiscal year 2022) bonuses and ACA awards were used (i.e., amounts currently payable), the calculated amounts would be approximately as follows: Mr. Walters, $4,591,833 and Mr. Graham, $835,696.
(2)
Mr. Walters and Mr. Graham would receive three months of continued group benefits.
(3)
Mr. Walters and Mr. Graham would receive up to $20,000 toward outplacement services.

(4)
Calculated as the outstanding stock grants as of February 28, 2022 multiplied by the closing price of the Common Stock.
(5)
There are no special termination, severance, and change of control arrangements under the terms of employment with Ms. Burnett.
(6)
There are no special termination, severance, and change of control arrangements under the terms of employment with Mr. Gus.
(7)
Mr. Magill retired from his executive office with the Company as of December 31, 2021. There were no severance payments or accelerated vesting of equity awards resulting from his termination of employment.

Under the terms of Mr. Walters' Employment Agreement, he is entitled to a “tax gross-up” in connection with a termination and severance in connection with a change in control. If Mr. Walters becomes subject to taxes of any state, local, or federal taxing authority that would not have been imposed on such payments but for the occurrence of a change of control, including any excise tax under Section 4999 of the Code and any successor or comparable provision, then in addition to any other benefits provided under or pursuant to the Employment Agreement, the Company shall pay to Mr. Walters an amount equal to the amount of any such taxes imposed or to be imposed on the CEO. In addition, the Company will “gross-up” this amount in an additional amount equal to the aggregate amount of taxes that are or will be payable by Mr. Walters as a result of this gross-up payment.

The following table describes payments that would be required to each of our NEOs in the event of a termination “Without Cause,” or for “Good Reason,” each as defined by the Employment Agreements.

	WITHOUT CAUSE OR FOR GOOD REASON
		Group
	Salary/	Benefit
	Bonus/	Plans
	ACA	Continuation	Other	Pension	Deferred	Equity
Executive's Name	Awards (1)	(2)	Benefits (3)	Benefits	Compensation	Awards (4)	Total
Keith S. Walters	$1,829,195	$5,995	$20,000	$1,266,157	$-	$3,368,981	$6,490,328
Vera Burnett (5)	$-	$-	$-	$466,751	$-	$-	$466,751
Dan Gus (6)	$-	$-	$-	$-	$-	$-	$-
Michael D. Magill (7)	$-	$-	$-	$777,279	$-	$-	$777,279
Ronald M. Graham	$461,927	$5,995	$20,000	$1,260,758	$-	$524,207	$2,272,887

(1)
Represents the sum of 1.0 times fiscal year 2022 base salary plus the prior year’s (fiscal year 2021) bonus, and ACA awards. If current salary and prior year’s (fiscal year 2022) bonuses and ACA awards were used (i.e., amounts currently payable), the calculated amounts would be approximately as follows: Mr. Walters, $1,535,730; and Mr. Graham, $417,848.
(2)
Mr. Walters and Mr. Graham would receive three months of continued group benefits.
(3)
Mr. Walters and Mr. Graham would receive up to $20,000 toward outplacement services.
(4)
Calculated as the outstanding stock grants as of February 28, 2022, multiplied by the closing price of the Common Stock.
(5)
There are no special termination, severance, and change of control arrangements under the terms of employment with Ms. Burnett.
(6)
There are no special termination, severance, and change of control arrangements under the terms of employment with Ms. Gus.
(7)
Mr. Magill retired from his executive office with the Company as of December 31, 2021. There were no severance payments or accelerated vesting of equity awards resulting from his termination of employment.

The following table describes payments that would be required to each of our NEOs in the event of a termination “With Cause,” as defined by the Employment Agreements.

	WITH CAUSE
	Salary/	Group
	Bonus/	Benefit
	ACA	Plans	Other	Pension	Deferred	Equity
Executive's Name	Awards	Continuation	Benefits	Benefits	Compensation	Awards	Total
Keith S. Walters	$-	$-	$-	$1,266,157	$-	$-	$1,266,157
Vera Burnett (1)	$-	$-	$-	$466,751	$-	$-	$466,751
Dan Gus (2)	$-	$-	$-	$-	$-	$-
Michael D. Magill (3)	$-	$-	$-	$777,279	$-	$-	$777,279
Ronald M. Graham	$-	$-	$-	$1,260,758	$-	$-	$1,260,758

(1)
There are no special termination, severance, and change of control arrangements under the terms of employment with Ms. Burnett.
(2)
There are no special termination, severance, and change of control arrangements under the terms of employment with Ms. Gus.
(3)
Mr. Magill retired from his executive office with the Company as of December 31, 2021. There were no severance payments or accelerated vesting of equity awards resulting from his termination of employment.

The following table describes payments that would be required to each of our NEOs in the event of a disability, or death termination as defined by the Employment Agreements.

	TERMINATION DUE TO DISABILITY		TERMINATION DUE TO DEATH
Executive's Name	Compensation	Benefits (1)	Benefits (2)
Keith S. Walters	$-	$-	$112,500
Vera Burnett	$-	$300,000	$250,000
Dan Gus	$-	$840,000	$250,000
Michael D. Magill (3)	$-	$-	$-
Ronald M. Graham	$-	$-	$112,500

(1)
Reflects monthly long-term disability benefits of $5,000 until the age of 65.
(2)
Each NEO’s benefits include basic life insurance benefits of $250,000, which is reduced by 55% upon the NEO reaching 70 years of age.
(3)
Mr. Magill retired effective December 31, 2021 as Executive Vice President and Secretary.

CEO PAY RATIO

For the fiscal year ended February 28, 2022, the median annual total compensation of employees of the Company (other than our CEO) was $52,249. The annual total compensation of our CEO was $3,423,187. The ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was 66 to 1.

To identify the median employee, we conducted an analysis of our total employee population as of December 31, 2021, without the use of statistical sampling. We determined our median employee using “total compensation” paid during the full year 2021. Total compensation consisted of gross wages to include base wages, overtime, shift differential, incentives, paid time off and perquisites, as applicable. We did not annualize gross wages for employees who were not employed for the full year in 2021. After selecting the median employee, we calculated the annual total compensation of the median employee using the same methodology used in calculating the annual total compensation of our CEO. The CEO compensation reported in the Summary Compensation Table was adjusted to reflect the annual realized compensation which includes salary, the value of annualized stock awards, non-equity incentive plan compensation, change in value of nonqualified deferred compensation and pension, and all other compensation. This adjusted annual total compensation for our CEO totals $3,423,187.

As described in the Summary Compensation Table, our CEO's annual total compensation for fiscal year 2022 was $5,687,358. Based on the foregoing, our estimate of the ratio of annual total compensation of our CEO to the median annual total compensation of all employees was 109 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K of the SEC using data and methodology summarized above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our estimated pay ratio as disclosed above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

Equity Compensation Plan Table

The following table provides information about securities authorized for issuance under the Company’s equity compensation plan as of February 28, 2022.

Number of
securities
available for
future issuances
	Number of		under equity
	securities to be	Weighted	compensation
	issued upon	average	plans (excluding
	exercise of	exercise price	securities
	outstanding	of outstanding	reflected in
	options	options	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the security holders (1)	242,522	$0.00	1,015,469
Equity compensation plans not approved by security holders	-	-	-
Total	242,522	$0.00	1,015,469

(1)
Refers to the Long-Term Incentive Plans. Includes grants of 67,164 shares of restricted stock and 175,358 RSUs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

See Executive Compensation Discussion and Analysis – Employment Agreements section of this Proxy Statement for a description of Employment Agreements between the Company and its current NEOs.

During fiscal year 2022, other than described below, there were no transactions to be disclosed in which we were a participant and the amount involved exceeded $120,000 and in which any related person, including our named executives and directors, had or will have a direct or indirect material interest. Any transaction involving a related party or a potential conflict of interest must be reviewed and approved by our Board prior to being entered into by the Company.

As previously disclosed, on March 16, 2019, the Company acquired the assets of IPG, which was wholly owned by Mr. Mozina, prior to him becoming a director of the Company. In connection with the purchase of IPG, the Company entered into a sourcing agreement with the Stevens Group LLC (“Stevens Group”), a distributorship located in Chicago, Illinois that is 70% owned by Mr. Mozina and his family. The sourcing agreement has a four-year term and requires the Stevens Group to make minimum purchases of products from the Company of approximately $2.0 million per year. The Company also leases certain facilities from Stevenson Road LLC, a real estate company that is 100% owned by Mr. Mozina and his family. The lease has an initial term of three years and provides for rent of approximately $31,000 per month and has been extended an additional three years for rent of approximately $35,000 per month. The rent rate is at current market rates in the Chicago area and was approved by the Board as part of the acquisition of IPG.

See Corporate Governance Matters – Code of Business Conduct and Ethics section of this Proxy Statement for a discussion of our policies and procedures related to conflicts of interest.

See Corporate Governance Matters – Director Independence section of this Proxy Statement for a description of director independence.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of the Common Stock with the SEC and the NYSE, and furnish the Company with copies of the forms filed. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to it and written representations of our officers and directors, during the year ended February 28, 2022, all Section 16(a) reports applicable to its officers and directors were filed on a timely basis except for a late report filed by Ms. Walters for the Initial Statement of Beneficial Ownership of Securities due to a delay in receiving establish SEC codes and an amended Statement of Changes in Beneficial Ownership filed by Mr. Graham correcting a tabulation error.

OTHER MATTERS

The Board does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

DIRECTIONS TO ENNIS 2022 ANNUAL MEETING

If traveling from the North on I-35 East:

If on I-35E, travel South on US Hwy 287 (Ft. Worth exit), exit and take US Hwy 287 North toward Ft. Worth until you reach Midlothian (do not take 287 Business in Midlothian). Exit at Midlothian Pkwy., turn left onto Midlothian Pkwy. and proceed to Mount Zion Rd. Turn right and continue to Community Circle and turn right. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the North on US Hwy 67:

If traveling on US Hwy 67, travel South to Hwy 287 South (do not take 287 Business in Midlothian). Take Hwy 287 South and exit at FM 663/14th St., proceed to 14th St., and turn right. Follow 14th St. until you reach Mount Zion Rd. and turn left. Continue approximately one block to Community Circle and turn left. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the East:

If traveling from the East, take US Hwy 287 North until you reach Midlothian (do not take 287 Business in Midlothian). Exit at Midlothian Pkwy., turn left onto Midlothian Pkwy. and proceed to Mount Zion Rd. Turn right and continue to Community Circle and turn right. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the West:

If traveling from the West, take US Hwy 287 South until you reach Midlothian and take the FM 663/14th St. exit. Proceed to 14th St., turn right and continue to Mount Zion Rd. Turn left onto Mount Zion Rd. and proceed to Community Circle and turn left. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the South:

If traveling from the South, take I-35E and head North to US Hwy 287 North (Ft. Worth exit). Exit and take US Hwy 287 North until you reach Midlothian (do not take 287 Business in Midlothian). Exit at Midlothian Pkwy., turn left onto Midlothian Pkwy. and proceed to Mount Zion Rd. Turn right and continue to Community Circle and turn right. The Conference Center will be on the right in the larger of the two buildings.

MIDLOTHIAN

To Mansfield, Grand Prairie & Arlington (Hwy 67)
To Waxahachie (I-35E)
287
Midlothian Pkwy.
FM 663
S. 14th Street
Community Circle
Community Conference Center
Mt. Zion Rd.
N

2441 Presidential Parkway | Midlothian, Texas 76065 | www.ennis.com

idlothian to mansfield, grand prairie & arlington (hwy67) to waxahachie (i-35E) FM 663 s.14th street 287 Midlothian pkwy. Community circle Communityconference centre mt. zion rd. n 2441 presidential parkway midlothian, texas 76065 www.ennis.com

MMMMMMMMMMMM MMMMMMMMM 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR ASAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., (Central Time), on July 15, 2021. Online Go to www.envisionreports.com/EBF or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EBF 2021 Annual Meeting Proxy Card 1234 5678 9012 345 • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 5.A 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - Godfrey M. Long, Jr. 02 - Troy L. Priddy 03 - Alejandro Quiroz *Terms ending in 2024 For Against Abstain For Against Abstain 2. Ratification of Grant Thornton LLP as our independent 3. To approve, by non-binding advisory vote, executive compensation. registered public accounting firm for fiscal year 2022. 4. Approval of 2021 Long-Term Incentive Plan of Ennis, Inc. 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UPTOACCOMMODATE C 1234567890 JNT 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND 1PCF 504407 MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MMMMMMM + 03GLBD

2021 Annual Meeting Admission Ticket 2021 Annual Meeting of Ennis, Inc. Stockholders July 15, 2021, 10:00 a.m. CT Midlothian Conference Center One Community Circle, Midlothian, Texas 76065 Upon arrival, please present this admission ticket and photo identification at the registration desk. Please be advised that Ennis, Inc. (the “Company”) is monitoring the ongoing COVID-19 Pandemic. We are holding the Annual Meeting in person unless circumstances or health and safety recommendations change. The Company is sensitive to the health and safety of its employees, shareholders and communities and will provide safety measures of temperature checks and hand sanitizers. Attendees will be required to observe all physical distancing and face covering requirements imposed by the federal, state and local governments irrespective of your vaccination status as a courtesy to those who may not have been vaccinated. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Ennis, Inc. annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/EBF Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EBF • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Ennis, Inc. + Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — July 15, 2021 Keith S. Walters and Vera Burnett, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Ennis, Inc. to be held on July 15, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items C Change of Address — Please print new address below. +

MMMMMMMMMMMM MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 5.A 1. Election of Directors: 01 - Godfrey M. Long, Jr. For Against Abstain 02 - Troy L. Priddy For Against Abstain 03 - Alejandro Quiroz For Against Abstain + *Terms ending in 2024 For Against Abstain For Against Abstain 2. Ratification of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2022. 3. To approve, by non-binding advisory vote, executive compensation. 4. Approval of 2021 Long-Term Incentive Plan of Ennis, Inc. 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 504407 + 03GLCD

Please be advised that Ennis, Inc. (the “Company”) is monitoring the ongoing COVID-19 Pandemic. We are holding the Annual Meeting in person unless circumstances or health and safety recommendations change. The Company is sensitive to the health and safety of its employees, shareholders and communities and will provide safety measures of temperature checks and hand sanitizers. Attendees will be required to observe all physical distancing and face covering requirements imposed by the federal, state and local governments irrespective of your vaccination status as a courtesy to those who may not have been vaccinated. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/EBF • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Ennis, Inc. Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — July 15, 2021 Keith S. Walters and Vera Burnett, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Ennis, Inc. to be held on July 15, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) eProxieswillhavea horitytovoteFORtheelection oftheBoard ofDirectorsandFOR items2-5. Intheirdiscretion, the Proxies areauthorizedtovoteupon suchotherbusinessasmayproperlycome before the meeting. (Itemstobe voted appearon reverse side)